UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Checkpoint Systems, Inc.

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CHECKPOINT SYSTEMS, INC.
PROXY STATEMENT

2009 NOTICE OF ANNUAL MEETING

NOTICE OF 2009
ANNUAL SHAREHOLDERS’ MEETING
and
PROXY STATEMENT
Table of Contents

Questions and Answers
General	7
Summary of Proposals to be Voted On
Proposals to be Voted on	8
Proposal 1 — Election of Directors	8
Proposal 2 — Approval of an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 400,000 shares	10
Proposal 3 — Approval of the Company’s Amended and Restated 2004 Omnibus Incentive Compensation Plan to extend the current term of the plan by an additional five(5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards	13
Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	16
Corporate Governance	17
Compensation Discussion and Analysis	22
Executive Compensation	34
Audit Committee Report	43
Security Ownership of Principal Shareholders	45
Security Ownership of Management	46
Other Business	48
Appendix A — 423 Employee Stock Purchase Plan
Appendix B — Amended and Restated 2004 Omnibus Incentive Compensation Plan

CHECKPOINT SYSTEMS, INC.
101 Wolf Drive
Thorofare, NJ 08086

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Checkpoint Systems, Inc. (the “Company,” “we,” “us” or “Checkpoint”) will be held on Wednesday, June 3, 2009 at 9:00 a.m. at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, for the following purposes:

1. To elect three Class III directors for a three-year term and one Class I director for a one-year term;

2. To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 400,000 shares;

3. To consider and vote upon a proposal to approve the Company’s Amended and Restated 2004 Omnibus Incentive Compensation Plan to extend the current term of the plan by an additional five (5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards;

4. To ratify the appointment of PricewaterhouseCoopers (“PWC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2009; and

5. To transact such other business as may properly come before the Annual Meeting.

A complete list of shareholders will be available at the Company’s corporate offices noted above, prior to the Annual Meeting. Holders owning Company shares at the close of business on April 15, 2009 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments that may take place.

You are cordially invited to attend the Annual Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date, and return the enclosed proxy card promptly.

This Proxy Statement, the enclosed proxy card, and Checkpoint’s 2008 Annual Report are being mailed to shareholders on or about April 27, 2009.

By Order of the Board of Directors

John R. Van Zile
Senior Vice President, General Counsel
And Corporate Secretary
April 27, 2009

1.	Q:	WHEN AND WHERE IS THE 2009 ANNUAL MEETING OF SHAREHOLDERS BEING HELD?
	A:	The Annual Meeting of Shareholders of the Company will be held on Wednesday, June 3, 2009 at 9:00 a.m. at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania.
2.	Q:	ON WHAT AM I VOTING?
	A:	You are being asked to vote on:
1. The election of three Class III directors (George Babich, Jr., Alan R. Hirsig and Sally Pearson) and one Class I director (Robert N. Wildrick);

2. To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 400,000 shares;

3. To consider and vote upon a proposal to approve the Company’s Amended and Restated 2004 Omnibus Incentive Compensation Plan to extend the current term of the plan by an additional five (5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards;

4. The ratification of the appointment of PWC as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2009; and
5. Any other business properly raised at the Annual Meeting.
3.	Q:	WHO IS ENTITLED TO VOTE?
	A:	Shareholders as of the close of business on April 15, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.
4.	Q:	WHO CAN ATTEND THE ANNUAL MEETING?
	A:	Any shareholder may attend.
5.	Q:	HOW DO I VOTE?
	A:	You May Vote By Mail.
You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.
You May Vote in Person at the Annual Meeting.
Ballots will be passed out at the Annual Meeting to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the Annual Meeting, in order to vote at the Annual Meeting.
You May Vote by Telephone.
Shareholders may vote by telephone. To do this, follow the instructions entitled “Vote by Telephone” that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.
You May Vote on the Internet.
Shareholders may vote on the Internet. To do this, follow the instructions entitled “Vote by Internet” that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.
6.	Q:	CAN I CHANGE MY VOTE?
	A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. To do this:
• File a written notice of revocation with the Secretary of the Company;
• Deliver to the Company a duly executed proxy bearing a later date;
• Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or

•   Vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker and bring it with you in order to vote at the Annual Meeting. However, once the voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.

7.	Q:	WHAT CONSTITUTES A QUORUM?
	A:	The Company’s By-Laws provide that the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matters, and, unless otherwise provided by law or in the Articles of Incorporation or in these By-Laws, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders. In the election for Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.
As of the Record Date April 15, 2009, 38,871,617 shares of Common Stock were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.
There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted as present for quorum purposes. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority (“broker non-votes”), the shares will still be counted as present for quorum purposes.
8.	Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?
	A:	Assuming the presence of a quorum, the affirmative vote of a majority of the votes shareholders are entitled to cast is required to approve any proposal. In the election for Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected. For voting purposes, only shares voted FOR the adoption of any proposal or FOR the election of a director will be counted as voting in favor, when determining whether a proposal is approved or a director is elected. As a consequence, abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.
Shares represented by a properly delivered proxy will be voted in accordance with the instructions marked thereon. Properly delivered proxies that do not specify how the shares are to be voted will be voted “FOR” the election, as directors, of the Board of Directors’ nominees. Properly delivered proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any adjournment thereof, at the discretion of the persons named as proxy holders.
9.	Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
	A:	If you do not vote your proxy, your brokerage firm may either:
• Vote your shares on routine matters, or
• Leave your shares unvoted.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the Annual Meeting. A brokerage firm cannot vote customers’ shares on non-routine matters.
You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.
10.	Q:	WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
	A:	This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING DUE?
	A:	If the date of the 2010 Annual Meeting of Shareholders is advanced or delayed more than 30 days from June 3, 2010, shareholder proposals intended to be included in the proxy statement for the 2010 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials for the 2010 Annual Meeting. Upon any determination that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q. In order for Shareholder proposals to be considered for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company no later than December 27, 2009.
12.	Q:	WHO ARE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS?
	A:	PricewaterhouseCoopers, LLP was the Company’s independent registered public accountants for the fiscal year 2008. A representative of PricewaterhouseCoopers, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.

GENERAL

These proxy materials are being furnished by Checkpoint in connection with the solicitation of proxies by the Board of Directors of Checkpoint for use at the 2009 Annual Meeting of Shareholders and any adjournments thereof.

The Board of Directors approved the following proposals for shareholder approval at a meeting held on February 17, 2009:

Proposal 1.)	Election of three Class III Directors to hold office until the 2012 Annual Meeting of Shareholders and one Class I Director to hold office until the 2010 Annual Meeting of Shareholders. The Board has nominated George Babich, Jr., Alan R. Hirsig and Sally Pearson as the Class III Directors and Robert N. Wildrick as the Class I Director;

Proposal 2.)	To consider and vote upon a proposal to approve an amendment to the Company’s 423 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 400,000 shares;

Proposal 3.)	To consider and vote upon a proposal to approve the Company’s Amended and Restated 2004 Omnibus Incentive Compensation Plan to extend the current term of the plan by an additional five (5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards; and

Proposal 4.)	The ratification of the appointment of PWC as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2009.

PROPOSALS TO BE VOTED ON

1.	ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect three Class III directors to hold office until the 2012 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The Company’s Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. On February 17, 2009, the Board of Directors, upon the recommendation of its Governance and Nominating Committee nominated George Babich, Jr., Alan R. Hirsig and Sally Pearson to stand for re-election as Class III directors of the Company and Robert N. Wildrick to stand for election as a Class I director of the Company. The term of the Company’s current Class III directors, George Babich, Jr., Alan R. Hirsig and Sally Pearson and Class I director, Robert N. Wildrick will expire at the Annual Meeting. The terms of the Company’s three Class I and three Class II directors will expire at the Annual Meetings of Shareholders to be held in 2010 and 2011, respectively. The Company’s By-laws provide that the Board of Directors consist of no less than three and no more than eleven directors, with the specific number within that range to be set by the Board. Each of the nominees has indicated his or her willingness to serve as directors. If a nominee, at the time of his or her election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. The nominees for election as the Class III and Class I directors and the directors whose terms of office will continue after the Annual Meeting, together with certain information about them, are as follows:

Nominees for Class III Directors Serving Until 2009

George Babich, Jr.
Director Since 2006
Age 57

Mr. Babich was President of Pep Boys — Manny Moe & Jack from 2004 until 2005; from 2002 until 2004 Mr. Babich was President and Chief Financial Officer of Pep Boys. Mr. Babich served as an Officer of Pep Boys since 1996. Previously, Mr. Babich was a Financial Executive for Morgan, Lewis & Bockius, The Franklin Mint, Pepsico Inc. and Ford Motor Company. Mr. Babich is a member of the Board of Teleflex Inc. and serves on their Audit Committee. Mr. Babich holds a BSA in Accounting from the University of Michigan.

Alan R. Hirsig
Director Since 1998
Age 69

Mr. Hirsig is currently a business consultant. Mr. Hirsig was President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. He is also a member of the boards of various non-profit charitable organizations. He holds a B.S. degree in Chemical Engineering from the Illinois Institute of Technology, supplemented by later completion of the Stanford Executive Program.

Sally Pearson
Director Since 2002
Age 59

Ms. Pearson is a retail consultant for Vantage Marketplace, a wholly owned subsidiary of Goldman Sachs. She has a wide range of experience in all facets of retail and fashion at a senior executive level. Ms. Pearson was Vice President and General Manager of Merchandise and Retail for the Metropolitan Museum of Art in New York from April 2000 until October 2007. Ms. Pearson was President of Liz Claiborne Specialty Stores, served as Executive Vice President of Merchandising for a division of Limited Brands, Inc. and Senior Vice President and General Merchandise Manager of Women’s Apparel at Saks Fifth Avenue, Jordan Marsh in Boston and Bullock’s in Los Angeles. She held various management positions with Federated Department Stores over a 24-year period after completing Federated’s Executive Management Training Program. Ms. Pearson attended both public and private schools in Oslo and Copenhagen.

Nominee for Class I Director Serving Until 2009

Robert N. Wildrick
Director Since 2008
Age 65

Mr. Wildrick has been Chairman of the Board of Jos. A. Bank Clothiers, Inc. since December 2008. Mr. Wildrick is the former Chief Executive Officer at Jos. A. Bank Clothers, Inc., a position he held from November 1994 until December 2008. Mr. Wildrick has been a Director at Jos. A. Bank since 1994 and Executive Chairman since April 2007. He was previously President of the Company from December 1999 to April 2007.

Mr. Wildrick is a member of the Town Council of Palm Beach, Florida and Chairman of its Finance and Taxation Committee and its Public Safety Committee. Mr. Wildrick was Director, President and Chief Executive Officer of Venture Stores, Inc., a publicly traded family value retailer, from April 1995 to May 1998 and was Chairman of its Board of Directors from January 1996 to May 1998. From 1976 to April 1995, Mr. Wildrick was employed by Belk Stores Services, a retailing company, in various capacities, including Corporate Executive Vice President for Merchandise and Sales Promotion, Chief Merchandising Officer, Senior Vice President (Corporate) and General Manager. Mr. Wildrick earned a Master’s Degree in Community Development and Psychology in 1967, and Bachelor’s Degree in Education and Sociology in 1966, both from Southern Illinois University in Carbondale.

Class I Directors Serving Until 2010

William S. Antle, III
Director Since 2003
Age 64

Mr. Antle previously served as the Chairman, President and Chief Executive Officer of Oak Industries, Inc., a manufacturer of leading-edge communications components, from 1989 until its merger with Corning Incorporated in 2000. Prior to his tenure there, he held senior management positions with Bain and Company, Inc., an international strategy-consulting firm. He is a graduate of the United States Naval Academy in Annapolis, Maryland, and holds an MBA from the Harvard Graduate School of Business.

R. Keith Elliott
Director Since 2000
Age 67

Mr. Elliott was appointed Lead Director in August 2002. Mr. Elliott served as Chairman of the Board from May 2002 to August 2002. Mr. Elliott is the retired Chairman and Chief Executive Officer of Hercules, Inc. From 1991 to April 2000, he served Hercules, Inc. as Senior Vice President and Chief Financial Officer; Executive Vice President and Chief Financial Officer; President and Chief Operating Officer; President and Chief Executive Officer; Chairman and Chief Executive Officer; and Chairman of the Board of Directors. Mr. Elliott is a member of the Board of Directors of Wilmington Trust Company, and the Institute for Defense Analyses. Mr. Elliott holds a B.S. from the University of South Carolina and received an MBA in Finance from the University of South Carolina.

Class II Directors Serving Until 2011

Harald Einsmann, Ph.D.
Director Since 2005
Age 74

Dr. Einsmann formerly served as an Operating Partner and a member of the Board of Directors/Investment Committee of EQT, a leading European Private Equity Group sponsored by the Wallenberg group of Scandinavia (which includes, among others, Erickson Telephones, ABB Engineering, Astra Zeneca and Gambro Pharmaceuticals, SEB Bank and Scania Trucks). In addition, Dr. Einsmann serves on the Boards of Tesco PLC, in the United Kingdom, Carlson Group in the United States, (which includes, among others, Regent, Radisson Hotels, Park Inn and Thank God Its Friday Restaurants), Harman International Industries, Inc., and Rezidor Hotel Group in Scandinavia. Prior to his tenure at EQT, Dr. Einsmann was the President of Procter and Gamble, Europe, Middle East and Africa, and a member of the Worldwide Board at Procter and Gamble.

Dr. Einsmann is a graduate of the Hamburg and Heidelberg Universities in Germany where he received an MBA and a doctorate in Business Administration, Economics and Law. He was also a Fulbright scholar at the University of Florida, Gainesville, earning a Ph.D., with a thesis about the impact of the European Union on several U.S. industries.

George W. Off
Director Since 2002
Age 62

Mr. Off was Chairman of the Board from August 2002 until December 2008. Mr. Off was President and Chief Executive Officer of Checkpoint Systems, Inc. from August 2002 to December 2007. He served as Interim Chief Executive Officer of Checkpoint from June 2002 to August 2002. Mr. Off is a founder and former Chairman and Chief Executive Officer of Catalina Marketing Corporation and a 40-year veteran in the retail marketing industry. During his career, Mr. Off also held executive positions at Lucky Stores, Inc. and Safeway Stores. He is a member of the Food Merchandisers’ Education Council and also a member of the Board of Directors of Telephone and Data Systems, Inc., and Eckerd College.

Jack W. Partridge
Director Since 2002
Age 63

Mr. Partridge is President of Partridge & Associates, Inc., a consulting firm providing strategic planning and other services to retailers and companies serving the retail industry. Prior thereto, he served for two years as Vice Chairman of the Board and Chief Administrative Officer of the Grand Union Company, a food retailer. Prior to joining Grand Union in 1998, Mr. Partridge was Group Vice President of the Kroger Company, where he served for 23 years in several executive positions. He has been actively involved in a number of industry organizations in both the food retailing and chain drug industries. Mr. Partridge is a member of the Board of Directors of SPAR Group, Inc. He has also provided leadership for a broad range of civic, cultural, and community organizations. Mr. Partridge holds a B.S. degree from the Arkansas State University.

Robert P. van der Merwe
Director Since 2007
Age 56

Mr. van der Merwe has been Chairman of the Board since December 2008 and President and Chief Executive Officer since December 2007 and a member of Checkpoint’s Board of Directors since October 25, 2007. Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, a global leader in providing innovative merchandising solutions to retailers and apparel customers from April 2005 until June 2007 and was Chairman of the Board of Paxar from January 2007 until June 2007 when it was sold to Avery Dennison. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark’s multi-billion dollar consumer tissue business and Group President of Europe, Middle East and Africa. Earlier in his career, Mr. van der Merwe held a senior leadership position in South Africa at Xerox and was a Brand Manager at Colgate Palmolive.

Mr van der Merwe was an ‘All American’ swimmer and a business graduate of the University of Miami (Fla). In addition, he has completed executive development programs at the University of Cape Town (South Africa) and Stanford/National University of Singapore.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES

UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES.

2. THE APPROVAL TO AMEND THE COMPANY’S 423 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 400,000 SHARES

On February 17, 2009, our Board of Directors adopted, subject to shareholder approval, an amendment to the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 400,000 shares, to an aggregate of 650,000 shares.

As of March 31, 2009, the ESPP was largely depleted with 112 shares of our common stock authorized and available for future issuance under the ESPP. We expect our headcount to continue to grow and that participation in the ESPP will increase. Accordingly, our Board of Directors believes that the authorized shares under the ESPP are insufficient to meet our needs and that an amendment to increase the number of shares available for issuance under the ESPP is necessary to allow us to continue to provide this form of equity compensation that we believe helps us to attract, motivate and retain key employees.

As of March 31, 2009, there were 210 employees participating in the ESPP. Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP amendment is approved are not currently determinable. As of March 31, 2009, there were three named executive officers and approximately 1,000 other employees of the Company who were eligible to participate in the ESPP.

We intend to register the additional 400,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval.

The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this proxy statement. Our shareholders are encouraged to read the ESPP in its entirety. Except for the proposed amendment described above in this proposal 2, the Company’s shareholders are not being asked to approve any other material amendments to the ESPP.

Purpose

The purpose of the ESPP is to provide the employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

Reservation of Shares

Currently, we have reserved 250,000 shares of common stock for issuance under the ESPP. Our shareholders are being asked to approve at the Annual Meeting an increase in this number by 400,000 shares for an aggregate of 650,000 shares. The maximum number of shares each participant may purchase per offering period, as well as the price per share and the number of shares covered by each option under the ESPP which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Administration

The ESPP is and will continue to be administered by the plan administrator. Consistent with the terms of the ESPP, the plan administrator shall have the discretionary authority to determine the time and frequency of granting options, the terms and conditions of the options and the number of shares subject to each option. The plan administrator shall also have the discretionary authority to do everything necessary and appropriate to administer the ESPP.

Amendment and Termination of the Plan

Our Board of Directors may at any time and for any reason amend, modify, suspend, discontinue or terminate the ESPP without notice, provided that existing rights of participants in respect of outstanding options are not adversely affected and provided that upon any such amendment or modification, all participants shall continue to have the same rights and privileges in respect of existing options.

Unless sooner terminated in accordance with its terms, the ESPP will terminate on August 1, 2015.

Eligibility

All of our employees and employees of our subsidiaries which adopt the ESPP are eligible to participate, except that employees whose customary employment is for not more than 20 hours per week or 5 months in any calendar year are not eligible to participate. In addition, employees owning 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company shall not be eligible to participate in the ESPP.

Merger or Asset Sale

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period then in progress shall be shortened by setting a new exercise date, which date shall be before the date of the Company’s proposed sale or merger. The Company’s Board of Directors shall be required to notify each participant in writing, at least ten (10) business days prior to such new exercise date, that the exercise date for the participant’s option has been changed to the new exercise date and that the participant’s option shall be exercised automatically on such new exercise date, unless prior to such date the participant has withdrawn from the offering period.

Operation of the Plan

Eligible employees may participate in the ESPP by contributing on an after-tax basis from 1% to 25% of their base pay (including overtime and bonuses) to purchase our common stock. Each employee will be entitled to purchase up to the number of full shares as their accumulated payroll deductions during a six-month period may permit. Any payroll deductions which are not sufficient to purchase a full share shall be retained in the participant’s account for the next subsequent offering period subject to earlier withdrawal by the participant. During any calendar year, an employee may not purchase our common stock through the ESPP with an aggregate value (determined as of the date each option is granted) that exceeds $25,000. Options will be granted on the first business day of the six-month offering period and shares will be purchased on the last business day of each offering period on the open market. The purchase price per share will be equal to an amount no less than 85% of the fair market value per share of our common stock on the day the options are granted or 85% of the fair market value per share of our common stock on the purchase date, whichever is lower.

If an employee terminates his or her employment before the last business day of the six-month period, amounts credited to his or her purchase account will be returned to him or her and will not be used to purchase our common stock.

Limited Transferability of Options

Options granted under the ESPP and the related purchase account are not assignable or transferable except by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely on the advice of his or her legal and tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Vote Required

Approval of the amendment of the ESPP to authorize an additional 400,000 shares for issuance and sale to employees requires the affirmative vote of the holders of a majority of the shares voting on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares entitled to vote on the proposal. Votes “for,” “against,” and abstentions are counted as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, approval of the ESPP amendment requires that the total sum of votes cast are more than 50% of the outstanding shares. Further, the number of votes for the ESPP amendment must be greater than 50% of the votes cast. Thus, abstentions have the same effect as a vote against the proposal, and broker non-votes could impair our ability to satisfy the requirement that the votes cast are more than 50% of the outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL TO AMEND OUR 423 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 400,000 SHARES.

3. THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN TO EXTEND THE CURRENT TERM OF THE PLAN BY AN ADDITIONAL FIVE (5) YEARS AND TO RE-APPROVE THE PERFORMANCE GOALS SET FORTH UNDER THE PLAN WITH RESPECT TO PERFORMANCE-BASED AWARDS

On February 17, 2009, our Board of Directors adopted, subject to shareholder approval, the Amended and Restated 2004 Omnibus Incentive Compensation Plan, or the Restated 2004 Plan, to extend the current term of the plan by an additional five (5) years.

In addition to seeking shareholder approval to extend the term, our Board of Directors is asking our shareholders to re-approve the material terms of the performance goals that may apply to awards under the Restated 2004 Plan. Shareholders approved our original 2004 Omnibus Incentive Compensation Plan, or the Original 2004 Plan, at our Annual Meeting of shareholders in April 2004. Re-approval of the performance goals is needed under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, if we are to preserve our ability to take a federal tax deduction for performance awards under the plans. Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other most highly compensated officers of a corporation (other than the Chief Financial Officer). The deduction limit does not apply to “qualified performance-based compensation.” In order to qualify as performance-based compensation, the awards must be subject to performance goals, the “material terms” of which have been approved by shareholders within five years before the grant date.

Because nearly five years have passed since approval of the Original 2004 Plan, our Board of Directors is asking our shareholders to approve the Restated 2004 Plan, the terms of which include the identical performance measures that were previously approved by our shareholders upon adoption of the Original 2004 Plan. Approval by our stockholders of the Restated 2004 Plan will serve as re-approval of the material terms of the performance measures set forth in such plan.

The Restated 2004 Plan is not being materially amended in any respect other than to reflect the changes described above. If this proposal is not approved, the Restated 2004 Plan will not become effective, but the Original 2004 Plan, will remain in effect.

The principal features of the Restated 2004 Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated 2004 Plan, which is attached as Appendix B to this proxy statement. Our shareholders are encouraged to read the Restated 2004 Plan in its entirety.

Purpose

The purpose of the Restated 2004 Plan is to motivate certain employees, non-employee directors and independent contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and its subsidiaries by providing incentives to such employees, non-employee directors and independent contractors through the award of stock options (non- qualified and incentive stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards. In addition, the Restated 2004 Plan is intended to provide incentives that will attract and retain highly qualified individuals as employees and non-employee directors, and to assist in aligning the interests of such employees and non-employee directors with the interests of the Company’s shareholders.

Shareholder Approval

The Restated 2004 Plan will become effective only if it is approved by the Company’s shareholders. In addition, shareholders will need to approve any amendment to the Restated 2004 Plan if such amendment is determined to be material. No repricing of awards is allowed under the Restated 2004 Plan.

Administration

The Compensation Committee has the general responsibility to control, operate, manage and administer the Restated 2004 Plan.

Eligibility

Every employee of the Company or its subsidiaries will be eligible to participate under the Restated 2004 Plan. Participants will be selected by the Compensation Committee at its sole discretion. In addition, independent contractors and outside directors selected by the Compensation Committee may become participants in the Restated 2004 Plan. As of March 31, 2009, there were approximately 3,878 employees, including seven executive officers, no consultants and nine non-employee directors who were eligible to participate in the Original 2004 Plan.

Share Limits

The number of shares authorized for the issuance of awards under the Restated 2004 Plan will not be increased or changed from the number of shares authorized for issuance under the 2004 Omnibus Compensation Plan prior to the amendment and restatement. The aggregate number of shares that may be delivered pursuant to all awards under the Restated 2004 Plan is (i) 1,118,516 shares of common stock, plus (ii) up to 2,288,981 shares underlying previously issued and currently outstanding awards under the 2004 Omnibus Incentive Compensation Plan in the event such awards terminate due to expiration, forfeiture or cancellation, or the shares are not issued due to payment of exercise price, payment of withholding tax obligation or otherwise, plus (iii) up to 1,090,467 shares of common stock underlying previously issued and currently outstanding awards under the Checkpoint Systems, Inc. Stock Option Plan (1992) (which was previously in effect but under which we no longer grant awards) in the event such awards terminate due to expiration, forfeiture or cancellation, or the shares are not issued due to payment of exercise price, payment of withholding tax obligation or otherwise. For purposes of qualifying compensation payable under the Restated 2004 Plan as “performance-based compensation” in accordance with Section 162(m) of the Code, no individual, in any calendar year may be granted more than 250,000 shares of Common Stock or be paid more than $1,000,000 under the Restated 2004 Plan.

The shares of common stock available for issuance under the Restated 2004 Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments as provided below. Any shares of common stock underlying awards or shares of common stock underlying awards under the prior plans that terminate by expiration, forfeiture, cancellation, payment of exercise price, payment of withholding tax obligation or otherwise without the issuance of such shares shall again be available for issuance or payments of awards under the Restated 2004 Plan.

As is customary in incentive plans of this nature, the number and kind of shares available under the Restated 2004 Plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under selected performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, or other similar events, or extraordinary dividends or distributions of property to the shareholders.

Types of Awards

The Compensation Committee may, at its sole discretion, grant the following type of awards under the Restated 2004 Plan: stock options; stock appreciation rights; stock awards; stock units (phantom shares); dividend equivalent rights; cash awards; and/or any other type of award that is not inconsistent with the Restated 2004 Plan.

The Compensation Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or vesting of an award: net sales; budget; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net income; pre-tax income before allocation of corporate overhead and bonus; division, group or corporate financial goals; total shareholder return; return on shareholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company; market share; profits (including, but not limited to, gross profits, profit growth, net operating profit or economic profit); profit-related return ratios; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; dividends; customer satisfaction; increase in number of customers; and/or reductions in costs.

Termination of or Changes to the Restated 2004 Plan

The Board of Directors has the authority to amend, suspend, or terminate the Restated 2004 Plan provided that any action that reduces the amount of any outstanding award or changes the terms and conditions of any such award will require the consent of the participant. The Board or the Compensation Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent. Unless terminated earlier by the Board of Directors, the Restated 2004 Plan will terminate on February 17, 2019. The applicable provisions of the Restated 2004 Plan and the Compensation Committee’s authority will continue with respect to any awards then outstanding.

New Plan Benefits

Awards under the Restated 2004 Plan will be subject to the discretion of the Compensation Committee. In the case of our non-employee directors, pursuant to a board resolution, such directors are entitled to receive an annual grant of 7,000 restricted stock units for their service on our board of directors. The table below shows, as to each of our non-employee directors, the number of restricted stock units that are expected to be received or allocated to each such director during 2009. All other future grants under the Restated 2004 Plan are within the discretion of the Compensation Committee and the benefits of such grants are, therefore, not determinable.

Number of Shares Subject to
Name of Non-Employee Director	Restricted Stock Units

William S. Antle, III	7,000
George Babich, Jr.	7,000
Harald Einsmann, Ph.D.	7,000
R. Keith Elliott	7,000
Alan R. Hirsig	7,000
George W. Off	7,000
Jack W. Partridge	7,000
Sally Pearson	7,000
Robert N. Wildrick	7,000

Other Plan Provisions

Awards granted under the Restated 2004 Plan may also be subject to such other provisions (whether or not applicable to the award granted to any other participant) as the Compensation Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of common stock under stock options, to assist the participant in financing the acquisition of common stock, for the forfeiture of, or restrictions on resale or other disposition of, common stock acquired under any stock option, for the acceleration of vesting of awards in the event of a change in control of the Company, for the payment of the value of awards to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Restated 2004 Plan.

Tax Consequences

The federal income tax consequences of the Restated 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Restated 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

For nonqualified stock options, generally no taxable income is recognized by a participant, and the Company will not be entitled to any tax deduction, with respect to the grant of a nonqualified stock option. The Company generally is entitled to deduct and the optionee will recognize taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. Once exercised, the participant receives short-term or long-term capital gain treatment on any further gain or loss, depending on the length of time the participant holds the stock prior to the sale. For incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income either at the time of grant or exercise or (provided that the participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, the participant receives capital gains or loss treatment on the difference between his or her basis and the ultimate sales price.

The current federal income tax consequences of other awards authorized under the Restated 2004 Plan generally follow certain basic patterns: Stock Appreciation Rights (SARs) are taxed and deductible in substantially the same manner as non-qualified stock options; restricted stock is taxed as income at the time the restrictions lapse (although employees may elect earlier taxation and convert future gains to capital gains) equal to the excess of the fair market value over the price paid; restricted stock units, bonuses and performance share awards are generally subject to tax at the time of payment in the form of stock or cash; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed to the individual when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If the vesting or payment of an award accelerates under the Restated 2004 Plan in connection with a change in control, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if compensation attributable to awards is not performance-based within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct aggregate compensation to certain executive officers that is not performance-based, to the extent that it exceeds $1,000,000 in any tax year.

All members of the Board of Directors are eligible to receive awards under the Restated 2004 Plan and thus have a personal interest in the Restated 2004 Plan’s approval.

Vote Required

Approval of the Restated 2004 Plan to extend the current term of the plan by an additional five (5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards requires the affirmative vote of the holders of a majority of the shares voting on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares entitled to vote on the proposal. Votes “for,” “against,” and abstentions are counted as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, approval of the Restated 2004 Plan requires that the total sum of votes cast are more than 50% of the outstanding shares. Further, the number of votes for the Restated 2004 Plan must be greater than 50% of the votes cast. Thus, abstentions have the same effect as a vote against the proposal, and broker non-votes could impair our ability to satisfy the requirement that the votes cast are more than 50% of the outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN TO EXTEND THE CURRENT TERM OF THE PLAN BY AN ADDITIONAL 5 YEARS AND TO RE-APPROVE THE PERFORMANCE GOALS SET FORTH UNDER THE PLAN WITH RESPECT TO PERFORMANCE-BASED AWARDS.

4. THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 27, 2009.

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to act as the Company’s independent registered public accounting firm and to audit the consolidated financial statements of the Company for the fiscal year ending December 27, 2009. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance.

PWC has served as the Company’s independent registered accounting firm since, August 1988 and one or more of the representatives of PWC will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The proposal to ratify the selection of PWC as the independent registered public accounting firm of the Company for the 2009 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

The Board knows of no other business for consideration at the Annual Meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

CORPORATE GOVERNANCE

Director Nomination Procedures

Criteria for Board Nomination. The Governance and Nominating Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and will ensure that at least a majority of the directors are independent under the rules of the New York Stock Exchange, that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the New York Stock Exchange, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties. A more detailed description of the qualifications for directors is contained in the Company’s Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.checkpointsystems.com.

Board Nomination Process. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board. The Governance and Nominating Committee generally considers re-nomination of incumbent directors, provided they continue to meet the qualification criteria adopted by the Board of Directors. New director candidates are evaluated by the Governance and Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Governance and Nominating Committee and the Chairman of the Board. The Governance and Nominating Committee evaluates which of the prospective candidates are qualified to serve as a director and whether the Governance and Nominating Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with these final prospective candidates. Candidates recommended by the Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Shareholder Recommendations. The Governance and Nominating Committee uses a similar process to evaluate candidates recommended by shareholders. To date, the Company has not received any shareholder’s proposal to nominate a director.

To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, please submit the candidate’s name and qualifications to the Chairman of the Governance and Nominating Committee, Checkpoint Systems, Inc. 101 Wolf Drive, Thorofare, New Jersey 08086. Submissions must contain: (a) the proposed nominee’s name and qualifications (including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any)) and the reason for such recommendation, (b) the name and the record address of the shareholder or shareholders proposing such nominee, (c) the number of shares of stock of the Company which are beneficially owned by such shareholder or shareholders, and (d) a description of any financial or other relationship between the shareholder or shareholders and such nominee or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the board and to serve if elected by the shareholders. Recommendations received by December 27, 2009, will be considered for nomination at the 2010 Annual Meeting of Shareholders. However, if the date of the 2010 Annual Meeting of Shareholders has been changed by more than 30 days from the date of the 2009 Annual Meeting, the recommendation must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2010 Annual Meeting.

Board of Directors and Committees

Board Composition. With the exception of Robert P. van der Merwe, who serves as an officer of the Company and George W. Off, who formerly served as an officer of the Company, all other directors have been determined to be independent by the Board of Directors, in accordance with the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the regulations of the SEC. The Board of Directors has made an affirmative determination that each of William S. Antle, III, George Babich, Jr., Harald Einsmann, R. Keith Elliott, Alan R. Hirsig, Jack W. Partridge, Sally Pearson and

Robert N. Wildrick (each, an “Independent Director” and together, the “Independent Directors”) has no material relationship with the Company. In addition, the Board of Directors determined that David W. Clark, who retired from the Board of Directors as of June 5, 2008, had no material relationship with the Company during fiscal year 2008. These conclusions were based on a separate review with the Governance and Nominating Committee of each Independent Director’s background for any possible affiliations with or any compensation received (other than compensation for service on the Company’s Board of Directors or committees thereof) from the Company and/or its subsidiaries. Following these reviews, the Board of Directors determined that all of the Independent Directors were “independent” for purposes of the New York Stock Exchange listing standards and the categorical standards for independence set forth below. During the past three years, no Independent Director (or any member of an Independent Director’s immediate family) has:

•	been employed by the Company;
•	received more than $120,000 in direct compensation from the Company in any 12-month period (other than for director and committee fees and pension or other forms of deferred compensation for prior service);
•	been affiliated with or employed by an auditor of the Company or the Company’s internal audit staff;
•	been employed by any company whose compensation committee includes an officer of the Company; or
•	been employed by a company that has made payments to, or received payments from, the Company in an amount that exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Board Meetings. The Board held six regular meetings and two telephonic meetings in 2008. The cumulative average attendance of all directors at Board and Committee meetings was greater than 95%. The cumulative average attendance of all directors at Committee meetings was greater than 95%.

Non-employee directors regularly meet in executive sessions without the presence of management. R. Keith Elliott, as Lead Director, presides over such executive sessions. Non-employee directors include all Independent Directors as well as any other directors who are not officers of the Company, whether or not “independent” by virtue of a material relationship with the Company or otherwise.

During 2008 the Board and each of the Board Committees evaluated their own performance through self assessments.

Interested parties may communicate directly with the Lead Director or with the non-employee directors as a group by writing to the Lead Director, Checkpoint Systems, Inc., 101 Wolf Drive, Thorofare, New Jersey 08086.

Board Committees. It is the intent of the Board that Committee members and Committee Chairs will be rotated on a regular basis in accordance with a pre-determined rotation schedule. The assignment of Committee members and Committee Chairs shall be recommended by the Governance and Nominating Committee and approved by the Board. Although rotation is preferred there is no specific restriction on assignments outside of the rotation based on Committee requirements. The following table sets forth the Committees of the Board, the composition thereof and the number of meetings of each Committee held in 2008:

	Members of the	Number of
Name of Committee	Committee	Meetings in 2008

Audit Committee	William S. Antle, III	9
	George Babich, Jr.
	R. Keith Elliott
	Jack W. Partridge*
	Sally Pearson
Compensation Committee	William S. Antle, III	5
	Harald Einsmann
	R. Keith Elliott
	Alan R. Hirsig
	Sally Pearson*
Governance and Nominating Committee	George Babich, Jr.	5
	Harald Einsmann*
	Alan R. Hirsig
	Jack W. Partridge

*	Chairperson for 2008.

Audit Committee. The Audit Committee monitors the financial reporting policies and processes and system of internal controls of the Company. The Committee monitors the audit process and has sole responsibility for selecting the Company’s independent auditors. The Audit Committee operates under a charter which is available on the Company’s website at www.checkpointsystems.com. In addition to being “independent” directors within the meaning of the New York Stock Exchange listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. Mr. Babich serves on the audit committee of Teleflex, Inc. Mr. Elliott serves on the audit committee of The Institute for Defense Analyses. The Board has determined that such simultaneous audit committee service would not impair the ability of such director(s) to effectively serve on the Company’s audit committee.

The Board has determined that Messrs. Antle, Babich and Elliott are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Item 401(h) further provides for the following safe harbor:

(i)	A person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933 (15 U.S.C. 77k), as a result of being designated or identified as an audit committee financial expert pursuant to this Item 401.

(ii)	The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.

(iii)	The designation or identification of a person as an audit committee financial expert pursuant to this Item 401 does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.

Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer and acts at various times during the year to approve salaries, benefits and compensation arrangements for the Company’s officers, including the Chief Executive Officer, and to grant stock compensation and other equity based awards. The compensation paid to employee directors is approved by all of the Company’s independent directors. Each member of the Compensation Committee is independent as required by the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, a copy of which is available on the Company’s website at www.checkpointsystems.com.

Governance and Nominating Committee. The Governance and Nominating Committee provides advice to the full Board with respect to: (a) Board organization, membership and function; (b) Committee structure and membership; and (c) succession planning for the executive management of the Company. In carrying out its duties, the Governance and Nominating Committee has also been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, regarding each Board member’s “independence” status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; consider the effectiveness of corporate governance practices and policies followed by the Company and the Board; and conduct at least annually a performance assessment of the Board. Each member of the Governance and Nominating Committee is independent as required by the New York Stock Exchange listing standards. The Governance and Nominating Committee operates under a charter, a copy of which is available on the Company’s website at www.checkpointsystems.com.

Board Compensation. Directors receive reimbursement of out-of-pocket expenses for attending Board and Committee meetings. Employee directors receive no additional compensation for attending Board and Committee meetings. Set forth below is the compensation received in 2008 for non-employee directors.

Non-Employee Director Compensation

In 2008, our non-employee directors, excluding George Off, earned the following: $7,500 quarterly retainer; $2,000 per day for each Board of Directors’ meeting attended in person; $2,000 for each Committee Meeting attended in person in conjunction with a Board of Directors meeting; and $1,000 for each Board of Directors/Committee meeting attended by telephone in which a majority of directors/committee members participated. In addition, the following quarterly retainers were paid: $2,500 to the Lead Director; $2,500 to the Audit Committee Chairman; $1,875 to the Compensation Committee Chairman; and $1,875 to the Governance and Nominating Committee Chairman. George Off was replaced as President and Chief Executive Officer of the Company by Robert van der Merwe in December, 2007. George Off earned a retainer of $100,000 per quarter in 2008 as part of the CEO transition plan. The following chart sets forth the amount of the various cash payments to non-employee directors.

Amount of
Type of Compensation	Payment

Annual Retainer — Board Members	$30,000
Additional Annual Retainer — Lead Director	$10,000
Additional Annual Retainer — Committee Chairpersons	$7,500
Additional Annual Retainer — Audit Committee Chairperson	$10,000
Board Attendance Fee (per day)	$2,000
Telephonic Board Meetings	$1,000
All Other Committee Meetings	$2,000

DIRECTOR COMPENSATION FOR 2008

	Fees earned or	Stock	Option	All Other
Name	paid in cash	Awards	Awards	Compensation	Total
(a)	($)(b)(1)	($)(c)(2)(3)	($)(d)(3)(4)	($)(e)(5)	($)(f)

William S. Antle, III	70,000	267,824	—	17,500	355,324
George Babich, Jr.	73,000	267,824	—	—	340,824
David W. Clark, Jr.(6)	12,842	267,824	—	3,211	283,877
Harald Einsmann	66,243	267,824	—	—	334,067
R. Keith Elliott	84,252	267,824	—	—	352,076
Alan R. Hirsig	69,252	267,824	—	17,313	354,389
George W. Off	400,000	—	—	100,000	500,000
Jack W. Partridge	83,000	267,824	—	—	350,824
Sally Pearson	75,243	267,824	—	—	343,067
Robert N. Wildrick	—	—	38,847	—	38,847

(1)	Amounts reflect compensation earned by each director, except Robert Wildrick, who was appointed to the Company’s Board of Directors on December 15, 2008. In 2008, under the Directors’ Deferred Compensation Plan, Messrs. Antle, Clark, Hirsig, and Off have elected to defer their earned fees into phantom restricted stock.

(2)	During 2008, each director, except for George Off and Robert Wildrick, was awarded 7,000 restricted stock units (grant date fair value of $178,675), which vest over a one year period. As each director has elected to defer their restricted stock units upon vesting, a 25% or 1,750 share matching restricted stock unit grant (grant date fair value of $44,669), was awarded pursuant to the terms of the Directors’ Deferred Compensation Plan. The amounts shown represent the Company’s compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (SFAS 123R), but disregarding forfeitures related to service based vesting as directed by SEC regulations for this purpose. The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 28, 2008.

(3)	As of December 28, 2008, each director has the following number of options and stock awards outstanding, respectively: Mr. Antle, 42,000 and 8,750; Mr. Babich, 10,000 and 8,750; Mr. Clark, 52,000 and 8,750; Mr. Einsmann, 22,000 and 8,750; Mr. Elliott, 42,000 and 8,750; Mr. Hirsig, 22,000 and 8,750; Mr. Partridge, 52,000 and 8,750; and Ms. Pearson, 37,000 and 8,750. Mr. Off has 659,216 options outstanding; all options were granted during Mr. Off’s tenure as CEO of the Company. Mr. Wildrick has 10,000 options outstanding; all options were granted during 2008 in conjunction with Mr. Wildrick’s appointment to the Company’s Board of Directors. The aggregate grant date fair value of the restricted stock awards granted in 2008 to each director totaled $208,075, except for Mr. Off and Mr. Wildrick, for whom there was no grant. No stock options were awarded to directors in 2008 except for Mr. Wildrick, who received 10,000 options with a grant date fair value of $38,847.

(4)	Robert Wildrick was awarded 10,000 fully vested stock options (grant date fair value of $38,847) on December 15, 2008, in conjunction with his appointment to the Company’s Board of Directors.

(5)	The amounts shown represent the fiscal 2008 Company match under the Directors’ Deferred Compensation Plan. The Company credits each participant with a match equal to 25% of any fees earned and deferred into phantom restricted stock units in accordance with the Plan. The match for these deferrals vest one year from the date of grant.

(6)	David Clark retired from the Company’s Board of Directors on June 5, 2008.

Awards to Non-Employee Directors and Other Compensation.

Under the Company’s 2004 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), non-employee directors are eligible to receive equity-based compensation awards, including non-qualified stock options to purchase Checkpoint Common Stock. Pursuant to the terms of the Omnibus Plan, no director may receive total stock-denominated awards in a calendar year which correspond to more than 250,000 shares of Common Stock of the Company.

Each non-employee director receives a non-qualified stock option grant to purchase 10,000 shares of the Company’s common stock upon his or her initial election as a director. Beginning in 2006, pursuant to a board resolution directors are also to receive an annual grant of 7,000 Restricted Stock Units (RSUs). The RSUs will vest one year from the date of grant and a Director may elect to defer the receipt of the RSUs upon vesting under the Directors Deferred Compensation Plan.

Under the Company’s Directors’ Deferred Compensation Plan, non-employee directors may defer all or a portion of their cash compensation to a deferred compensation account. Under the Directors’ Deferred Compensation Plan, non-employee directors may elect to: (1) receive cash for all services; (2) defer a percentage of cash compensation and receive 125% of the value of the deferred amounts in phantom Company shares, valued on the last trading day of the calendar quarter in which he or she would have received a cash payment, with deferred shares distributed upon the director’s separation from service; or (3) any combination thereof.

Shareholder Access to Directors

Generally, shareholders who have questions or concerns regarding the Company should contact the Investor Relations department at 856-848-1800 Ext. 3370. Any shareholders, however, who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Checkpoint Systems, Inc., 101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086.

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2008 Shareholder Meeting Schedule 14A Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K.

Compensation Committee

William S. Antle, III
Harald Einsmann
R. Keith Elliott
Alan R. Hirsig
Sally Pearson, Chairperson

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members is a current or former employee or officer of the Company or its subsidiaries. None of the Compensation Committee members had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K during 2008 or before. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of the Company’s board of directors or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are a multinational manufacturer and marketer of integrated system solutions for retail security, labeling, and merchandising. Operating directly in 30 countries, we have a global network of subsidiaries and distributors, and provide customer service and technical support around the world. We are directly impacted by our customers’ dependence upon retail sales, which is susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the US, fluctuations in foreign currency exchange rates have a significant impact on reported results.

Given the complexities of running operations in 30 countries and selling into the cyclical retail sector, it is critical to our long-term success and ability to create sustainable value for our shareholders that we attract and retain the best talent with experience in global operations and knowledge of local retail markets. Our executive compensation programs are an important component of our ability to achieve our business objectives. Our named executive officers, or NEOs, include Robert van der Merwe, Chief Executive Officer and President, Raymond Andrews, Senior Vice President and Chief Financial Officer, Per Levin, President, Shrink Management and Merchandise Visibility Solutions, Bernard Gremillet, Executive Vice President, Global Customer Management, and John Van Zile, Senior Vice President, General Counsel and Secretary. Under the supervision of the Compensation Committee of the Board of Directors, or the Committee, we have developed and implemented compensation policies, plans and programs that seek to enhance shareholder value by aligning the financial interests of our executive officers with those of our shareholders. Annual base salary, annual incentive bonuses, and long-term incentive compensation are tied to our performance in a manner that encourages a sharp and continuing focus on effective capital allocation, cash flow management, revenue growth and long-term profitability, while motivating senior management to perform to the full extent of their abilities in the long-term interests of shareholders. Our executive compensation programs also provide an important incentive in attracting and retaining executive officers.

Oversight of the Executive Compensation Program

The Committee oversees our executive compensation program. The members of the Committee are: Sally Pearson, Chairperson, William S. Antle, III, Harald Einsmann, R. Keith Elliott and Alan R. Hirsig. In order to maintain objectivity, the Committee has a three-year rotation schedule of its members, who are all outside directors; the chair rotates every two years. Ms. Pearson was elected as Chairperson in 2008. We and the Committee both retain the services of an outside compensation consultant to support the Committee’s oversight of the executive compensation program.

The Role of Management and Consultants in the Executive Compensation Process

Several members of senior management participated in the Committee’s executive compensation process for fiscal year 2008. To assist in carrying out its responsibilities, the Committee also regularly received reports and recommendations from an outside compensation consultant, Mercer Consulting (“Mercer”). At the request of the Committee, the consultant provided market data, historical compensation information, and advice regarding best practices in executive compensation and compensation trends for the NEOs. The Committee discussed the data and reached consensus on executive compensation decisions during executive session without management or its consultant present.

Management’s Role in the Executive Compensation Process

Rob van der Merwe, who served as our President and Chief Executive Officer during fiscal year 2008, and Pablo del Amo, our Senior Vice President, People and Organization Development during fiscal year 2008, each played an important role in the Committee’s executive compensation process for fiscal year 2008 and regularly attended Committee meetings. Mr. Off, as Chairman and in a transitional role, also participated in preparing some of the materials that were presented to the Committee. For fiscal year 2008, Messrs. van der Merwe, del Amo and Off provided their perspectives to the Committee regarding both executive compensation matters generally and the performance of the executives reporting to them. At the Committee’s February, 2008, meeting, Mr. del Amo presented recommendations to the Committee on the full range of annual executive compensation decisions, including (i) annual incentive bonus plan structure and determination of performance targets, (ii) long-term incentive compensation strategy, (iii) target competitive positioning of executive compensation based on prior year performance; and (iv) target total direct compensation for each executive officer, including base salary adjustments, target incentive bonus and equity grants. The compensation recommendations were developed in consultation with Mr. van der Merwe, and were accompanied by market data provided by our compensation consultant. The Committee exercised its independent discretion regarding whether to accept management’s recommendations and made final decisions about each executive officer’s compensation levels and targets in executive session without management present. Ms. Pearson also met periodically with Mr. del Amo to confer on current and upcoming topics likely to be brought before the Committee.

The Role of the Consultants in the Executive Compensation Process

Mercer has been a consultant to us and the Committee since 2004 and representatives of Mercer have regularly attended Committee meetings and attended executive sessions as requested by the Committee chairperson. In 2008, Mercer performed the following consulting services: (i) provided recommendations regarding global long term incentive grant guidelines; (ii) conducted competitive assessments of compensation paid to the top executives; (iii) commented on share and run rate dilution practices among peers; (iv) developed and recommended a revised peer group for compensation comparison; and (v) completed an assessment of pay and performance alignment.

Our Executive Compensation Program Objectives

This section covers the objectives of the executive compensation program, including the types of behavior and focus the program is designed to reward and how the various compensation components fit into the program. The following core principles reflect our compensation philosophy and objectives. We believe that this compensation program encourages superior performance and rewards executives only when specific results have been attained. The program is used to reinforce and encourage the attainment of performance objectives. Ultimately, executives who do not meet expected levels of performance over time could be terminated.

1.	Provide Competitive Compensation to Executives

We operate in a competitive market for executive talent and strive to provide compensation that is sufficient to attract and retain the best talent. We have articulated a philosophy for competitive pay with respect to each compensation element and with respect to the compensation elements in the aggregate, as described below. We annually ask our outside compensation consultant, Mercer, to complete a review of market pay levels to assess the competitiveness of our executive compensation program. In determining what constitutes the “market” against which NEO pay is evaluated for appropriateness, we reference two sets of competitive data: peer data and broader published survey data.

In determining total aggregate compensation levels for the NEOs in 2008, the Committee in consultation with management and Mercer utilized a peer group of 10 public companies as a pay reference based on Mercer’s October 2007 review of market pay levels. The peer companies included the following organizations:

2006
Data Ticker		Revenue	Net Income
(millions)	Company	(millions)	(millions)	Cap	1 Yr TSR

MTD	Mettler-Toledo Intl Inc	$1,595	$158	$2,469	43%
SCSC	Scansource Inc	$1,666	$40	$752	11%
IN	Intermec Inc	$850	$32	$(1,448)	28%
TRMB	Trimble Navigation Ltd	$940	$104	$2,432	43%
ZBRA	Zebra Technologies	$760	$71	$(2,417)	19%
CTS	CTS Corp	$656	$24	$534	43%
MCRS	Micros Systems Inc	$679	$64	$1,696	9%
PAY	Verifone Holdings Inc	$581	$60	$2,068	40%
ALOG	Analogic Corp	$351	$25	$650	18%
OSIS	OSI Systems Inc	$(453)	$2	$293	15%
75th Percentile		$980	$62	$2,203	8%
Median		$719	$33	$(1,711)	10%
25th Percentile		$600	$23	$(689)	17%
CKP	Checkpoint Systems, Inc.	$753	$36	$(869)	18%

In October, 2008, Mercer conducted a review of our peer group and adjusted the group to reach a level of 10 to 15 representative peers. The peer group adjustment was made because a number of the companies in our peer group had fallen out due to consolidation and other factors, and because the Committee wanted the peer group to reflect global manufacturing companies of a similar size to us. The new peer companies are U.S. based manufacturing organizations with global operations and include the following organizations:

2008
Data Ticker		Revenue	Net Income
(millions)	Company	(millions)	(millions)	Cap	1 Yr TSR

AIN	Albany International Corp.	$917	$18	$435	(61%)
IFSIA	Interface, Inc.	$1,080	$(11)	$445	(63%)
WGOV	Woodward Governor Company	$1,330	$98	$2,149	(4%)
NPO	EnPro Industries, Inc.	$1,170	$40	$444	(46%)
NDSN	Nordson Corporation	$1,070	$91	$1,259	(30%)
NP	Neenah Paper, Inc.	$234	$10	$132	(73%)
VARI	Varian, Inc.	$983	$64	$1,066	(50%)
GGG	Graco Inc.	$817	$153	$1,472	(36%)
BKI	Buckeye Technologies Inc.	$823	$30	$231	(67%)
RBN	Robbins & Myers, Inc.	$770	$51	$708	(43%)
CIR	CIRCOR International, Inc.	$793	$38	$518	(39%)
FELE	Franklin Electric Co.	$746	$29	$965	(2%)
LUFK	Lufkin Industries, Inc.	$741	$74	$776	(11%)
GRB	Gerber Scientific, Inc.	$606	$14	$114	(57%)
CAE	Cascade Corporation	$534	$60	$358	(47%)
75th Percentile			$69	$1,015	(33%)
Median			$40	$518	(46%)
25th Percentile			$23	$397	(59%)
CKP	Checkpoint Systems, Inc.		$59	$834	(58%)

These peers were selected because they are all of a similar size to us and they:

•	either compete directly with us for customers or have a similar customer segment base;

•	have the potential for being specific competitors for our executive talent;

•	are competitors from a capital markets standpoint, in recognizing that investors have alternatives for deploying capital and that executive pay should reflect that consideration; and

•	derive at least 35% of total revenue from outside the United States.

Competitive data is compiled from this group based on public filings to provide information on the magnitude of total executive pay, the mix between base salary, annual incentives and long-term incentives, and executive compensation practices and plan designs. The Committee also references broader published survey data for companies within the electronics and general manufacturing industries for purposes of general background information. This data, which includes broadly-available compensation survey data from leading survey providers, including Mercer and other companies, is used to provide a general reference of competitive pay data for purposes of consistency. This data was compiled by Mercer and includes data from Mercer’s proprietary database, as well as other published survey from compensation survey firms. We do not use this broad survey data for bench-marking purposes. Although the Committee reviews and considers the aggregated survey data for purposes of developing a baseline understanding of types of compensation, including compensation levels and elements derived from this supplementary pooled data, the Committee does not see the identity of any of the surveyed companies and the aggregated data is reviewed only to ensure that our compensation levels and elements are consistent with market standards.

After considering the broad survey data as background for purposes of determining whether the elements of compensation that we offer are generally consistent with the types of compensation offered by other companies, we then consider the data from our peer group as a reference for the competitive market for pay for individual positions. Our executive pay packages are evaluated against this peer group data and, in combination with other factors, judgments about appropriate compensation levels are determined. Our philosophy is to, over time, provide base salaries (fixed salaries) that fall within a competitive range of the median of the market, although particular individual salaries may vary from that reference based on a series of factors. Performance-based, variable incentives are emphasized to deliver total compensation levels that vary depending upon individual and company performance. Based on an executive compensation review conducted by Mercer, we have determined that NEO base salaries are at the 50th percentile of the peer group. Over time, we expect to manage base salaries to the market median by providing no, or modest, base pay increases. In 2008, we determined total aggregate compensation levels for the NEOs based on Mercer’s October 2007 review was between the market median and 75th percentile, assuming payout of annual incentive bonuses at the maximum bonus level.

2.	Emphasize Variable Performance Pay Over Fixed Pay and Long-Term Goal Attainment Over Short-Term Goal Attainment

We believe that the higher the level of executive responsibility, the more pay should be tied to performance. Our targeted compensation mix is aligned with competitive market pay mix practices so that on average approximately 40% to 50% of each NEO’s compensation is in base salary and 50% to 60% is in variable compensation. As described more fully below, variable compensation consists of awards for both annual and long-term performance. The mix of variable compensation is intended to emphasize achievement of long range goals. As a result, of the total amount of variable compensation target opportunity, approximately two-thirds focuses on long-term performance and one-third focuses on the achievement of annual goals. This mix helps us support the objective of focusing the NEOs on achieving long-term results, but also placing meaningful weight on the achievement of annual operating objectives.

3.	Align our Compensation with Shareholders’ Economic Interests

Our ultimate objective is to increase the value of our shares for our shareholders. The compensation program is designed to align management with this objective through the use of long-term incentives that are delivered in the form of equity, including stock options and performance-contingent stock grants. In other words, a significant portion of each executive’s compensation package serves to align the level of compensation received with the benefits delivered to shareholders. We also have share ownership guidelines that require each executive and director to hold a meaningful economic stake in our stock. Finally, we offer a voluntary deferred compensation plan under which executives may defer cash compensation in the form of stock units, which encourages executives to invest in our stock. These programs are described in more detail below. See “Elements of the Executive Compensation Program”.

4.	Differentiate Compensation for Individual Performance

We foster a performance-oriented culture that recognizes differing contributions of its executives in our success. The executive compensation program is administered to reinforce the specific contributions of individuals in furthering our goals. Specifically, each year an annual performance evaluation of each NEO is completed to assess individual contributions to us. The evaluation is conducted by the CEO and reviewed by the Committee. Performance is assessed based on agreed upon objectives and other criteria. The performance rating of each individual NEO, in addition to performance of the Company as whole, is measured through annual and long-term incentive goals, directly affecting compensation levels. For example, base salary increases, annual incentive awards, and grants of long-term incentives are tied to both Company and individual performance. In 2008, the NEOs each had 50% of their annual incentive bonus tied to a company performance goal of EPS and 50% tied to individual performance goals that we deemed to create greater shareholder value. The CEO’s bonus target was 150% of base salary and the other NEOs’ bonus targets ranged from 75% to 100% based on the level of responsibility for the position. In addition, each of the NEOs, except the CEO, was eligible for an additional bonus of 10% of base salary, based solely upon the Committee’s qualitative determination of each NEO’s performance.

We aim to provide compensation to our NEOs on a global level that is competitive with pay in the United States. We have established levels of pay in order to recognize that the business operates on a global basis and that we need talent that can be recruited from a variety of locations around the world. Our compensation structure also enables our most senior executives to maintain a consistent emphasis on achieving annual and long-term performance results regardless of the executive’s location. Therefore, total compensation levels for each NEO may differ based on his or her responsibilities and level of performance, but do not vary based on his or her geographical location.

Elements of the Executive Compensation Program

This section describes each element of compensation used by us, the rationale for each element, why we chose to incorporate each element into our compensation practices, how each element furthers our compensation goals and philosophies and the methodology used to determine the amount of each element.

The primary elements of our executive compensation program are:

•	Base salary

•	Annual incentive

•	Long-term incentives

• Stock Option Plan

• Performance Share Plan (LTIP)

•	Share Ownership Guidelines

•	Deferred Compensation Plan

•	Benefits and Perquisites

Base Salary

NEO base salaries are intended to provide a base level of fixed compensation for performance of the core function of each position’s responsibilities. Salary levels are set based on a variety of factors, including the executive’s responsibilities, skill, experience and performance, as well as competitive norms. As we believe in rewarding performance, our policy is not to implement across the board standard salary increases, but rather to base salary increases on merit and particular market circumstances.

Salaries for NEOs are adjusted periodically if a significant change in market salary level occurs, a NEO is promoted, or internal inequities warrant an adjustment. Performance achievements are considered in base salary adjustments. The CEO’s salary is established by the Committee. For other NEOs, the CEO recommends a base salary adjustment to the Committee for its approval. In October 2008, the Committee approved a base salary increase for Mr. Andrews of 13.33%, for Mr. Levin of 3.57%, for Mr. Gremillet of 3.45% and for Mr. Van Zile of 3.36%, which was the first salary increase for such NEOs in four years for any reason other than in connection with a promotion except for Mr. Andrews who received a merit increase of 5.95% in April, 2007. These salary increases were approved by the board upon recommendation from the Senior Vice President, People and Organization Development, who developed the recommended increases by interpreting the comparative compensation data provided by Mercer. The base salary for Mr. van der Merwe was established in December 2007, in connection with his assuming the position of President and Chief Executive Officer and was not increased in 2008. The salary increases are meant to make our base salaries competitive as compared to our peer group to recognize increasing levels of responsbilities and due to inflation.

Annual Incentive

NEOs are eligible for annual incentive awards, which are approved by the Committee, that are dependent on the achievement of annual financial objectives. For 2008 performance, awards were provided under the shareholder-approved Omnibus Plan. The purpose of the annual incentive awards is to reinforce the importance of attaining profitability and other objectives determined to be important for each year based on our business strategy.

The maximum annual incentive payouts for the NEOs for 2008, as approved by the Committee, were the following:

	Maximum Payout as a	Additional Bonus Opportunity as %
	% of Base Salary	of Base Salary Linked	Maximum Total
	for Achieving	to Annual Qualitative Individual	Payout as a % of
	Annual Objectives	Performance Rating	Base Salary

Robert P. van der Merwe	150%	0%	150%
Raymond D. Andrews	75%	10%	85%	(1)
Per H. Levin	75%	10%	85%
Bernard Gremillet	84%	10%	94%
John R. Van Zile	75%	10%	85%	(1)

(1)	The Committee approved an increase to Mr. Andrews’ and Mr. Van Zile’s maximum total payout as a percentage of base salary on October 29, 2008.

These levels were established to ensure a competitive annual incentive opportunity with a range of payouts tied to performance achievements, consistent with the organization’s philosophy of linking compensation to performance. As shown in the table, there are two components of annual incentives. The first, as shown in column two, is dependent upon achievement of annual corporate financial/operating objectives (MBOs) as further described below. The second, as shown in column three, is directly linked to each NEO’s annual performance appraisal, as discussed below. Payment of maximum annual incentive amounts is targeted so that cash compensation approximates the 75th percentile of the market. The maximum percentage was determined by the Committee after reviewing market data and consulting with outside consultants.

Maximum Payout as a Percent of Base Salary for Achieving Annual Objectives

The most significant component of annual incentive compensation is determined on an individualized basis according to a list of “management business objectives,” or MBOs, that is set for each of our executives, including each NEO, at the beginning of each year. Each NEO is entitled to a maximum payout, measured as a percentage of base salary for achieving the MBOs. The maximum payout percentages are set forth in the Grants of Plan Based Awards tables and the table above.

Maximum payout as a percentage of base salary for achieving annual objectives is awarded based on the successful attainment of all MBOs. The MBOs represent performance targets and are directly linked to each year’s financial and strategic objectives for us. In addition to an earnings per share MBO, each executive is assigned between three to five individual performance goals to achieve. The MBOs are assigned a weighted rank based on their relative importance which corresponds to the portion of the annual incentive that is linked to achievement of a particular goal. If the MBO is reached, a portion of the annual incentive is paid. If it is not reached, that portion of the incentive is not paid. Therefore, all objectives for an NEO must be achieved for the NEO to receive the maximum payout amount. As indicated by historical payout levels, the MBOs have resulted in payouts, on average, of less than 60% of maximum award amounts about half of the time. The Committee’s intent with establishing these goals and target percentages is to provide a comparable level of difficulty in achieving the goals and receiving annual incentive awards for each NEO annually, as indicated by this historical assessment. However, payment of annual incentives will vary from year to year and may or may not be consistent with historical payment trends. We anticipate that at least some of the performance goals will be achieved and it is unlikely that all goals will be achieved.

A primary component of each NEO’s MBOs is the achievement by us of a fixed earnings per share, or EPS, goal. The EPS goal typically accounts for 50% of the MBOs for the annual incentive award. The EPS target for 2008 was $1.75.

The remaining 50% of the MBOs for an NEO relates to the NEO’s achievement of an itemized list of specific objectives that is tailored to each officer’s particular job responsibilities. Typically, each officer is given a list of four to five discrete individual objectives, and each objective is assigned a percentage weight with respect to the aggregate MBOs, ranging between 5% to 25% each. The individualized MBOs typically constitute objectively measurable goals that provide the NEOs with specific guidance regarding what he or she must accomplish to achieve the objective, and ultimately the maximum annual incentive award. For each MBO that is achieved, the NEO will be entitled to the percentage of his maximum MBO payout that is assigned to that objective; however, an NEO is not entitled to any MBO payout with respect to an individual MBO unless 100% of that MBO is achieved. For example, if a particular NEO achieves all but one of his MBOs (including the EPS goal), and the MBO that he did not achieve was assigned a percentage of 10%, then such officer will be entitled to 90% of his maximum annual incentive award. The individual MBOs for 2008 for each NEO and the percentages assigned to each MBO are set forth in the tables below.

		Sales of		10.5%	Improve
		$926	3% Cost	Operating	working	Long-term
	EPS	million	improvement	margin	capital	vision and plan

R. van der Merwe, President and Chief Executive Officer(1)	50%	10%	10%	10%	10%	10%

(1)	Pursuant to the terms of our employment agreement with Mr. van der Merwe, he is entitled to receive a guaranteed minimum bonus for the 2008 calendar year with respect to his first year of service as President and Chief Executive Officer equal to 50% of his base salary. Mr. van der Merwe is not entitled to a guaranteed bonus for any subsequent calendar year.

			10.5%	Improve	Successfully	Address key
		3% Cost	Operating	working	integrate	people issues in
	EPS	improvement	margin	capital	acquisitions	finance

R. Andrews, SVP, Chief Financial Officer	50%	10%	10%	10%	10%	10%

Alpha -
achieve
		operational			Achieve 15%
		income plan		New product	key accounts
		of $15.225	Achieve 10%	sales >	profitability
	EPS	million	cost reduction	$123.25 million	growth

P. Levin, President, Shrink Management and Merchandise Visibility Solutions	50%	20%	10%	10%	10%

		Regions
		operating	Regions	Regions OI	New product
		income >	revenue >	cash flow >	sales > $145
	EPS	11.6%	$876 million	$110 million	million

B. Gremillet, EVP, Customer Management(1)	50%	20%	10%	10%	10%

(1)	In addition, Mr. Gremillet was eligible to receive a supplemental bonus equal to 5% of his base salary upon the achievement in the 2008 calendar year of an Hand-held Labeling Systems Europe contribution amount that was greater than $17 million.

		Identify				Strategic
		and track				planning
		board		Administer	Identify	support for
		agenda	Manage	ethics	intellectual	acquisitions
	EPS	items	litigation	program	property	and divestitures

John R. Van Zile Senior Vice President, General Counsel and Secretary	50%	10%	10%	10%	10%	10%

Achievement of MBOs and Annual Incentive Awards

The Committee met in February, 2009, to assess performance of the NEOs for 2008 and to determine which of the MBOs were met and the amount of each NEO’s performance bonus based on MBO achievement for 2008. The performance bonuses paid to each NEO are set forth in the Summary Compensation Table below. Mr. van der Merwe’s bonus paid for 2008 was equal to the amount guaranteed for 2008 under his employment agreement because the EPS target was not achieved. Each of the other NEOs were awarded performance bonuses for 2008 based upon achievement of individual performance targets as follows: (i) Mr. Andrews — achievement of individual targets related to integration of acquisitions and addressing key people issues in finance; (ii) Mr. Levin — achievement of individual targets related to new product sales and key accounts profitability growth; (iii) Mr. Gremillet — achievement of individual targets related to new product sales; and (iv) Mr. Van Zile — achievement of individual targets related to board agenda items, management of litigation, administration of ethics program, identification of intellectual property and strategic planning support for acquisitions and divestitures. The EPS target was not achieved for 2008.

Maximum Payout as Percent of Base Salary Linked to Annual Individual Performance Rating

Each NEO, other than the Chief Executive Officer, also has an opportunity to receive an incentive award of 10% of base salary based upon an individual subjective performance rating. The individual performance rating is based upon the Committee’s qualitative assessment of the officer’s performance during the year. This portion of the annual incentive bonus may be paid out only if individual performance for an executive is determined, pursuant to the Committee’s qualitative assessment, to be above average or outstanding. As a result, this component of the annual incentive awards provides an additional incentive for individual NEOs to contribute beyond expectations. There are no preset objectives or formulas for this component of the award. This portion of the award is intended to correspond directly to the behavioral aspect of the achievement of the objectives, and enables the Committee to differentiate for individual performance, based upon a review of overall performance. The Committee made a subjective determination to award the additional bonuses to the NEOs other than the Chief Executive Officer with respect to 2008 because such NEOs were determined to have exceeded general performance expectations. The amount of each NEO’s additional individual subjective performance bonus is set forth in the column titled “Bonus” of the Summary Compensation Table below.

EPS Accelerator for 2008

In order to incentivize employees to achieve results in excess of the EPS target set under the MBOs, in July 2008, the Committee approved a proposal by management for an additional bonus payment to certain employees, including all of the NEOs, upon an over-achievement of the earnings per share goal. We believed such a bonus structure was necessary to encourage employees to perform at levels above the initial EPS target. Under the program, the NEOs would be eligible to receive up to a maximum of 20% of their base salary in extra annual incentives if we exceed the MBO earnings per share target for 2008. For every one cent EPS achieved over the MBO EPS target, each participant would receive 2% of base salary as an extra bonus, up to a cap of $0.10 excess EPS, or 20% of base salary. Any executive that receives this EPS accelerator bonus will not also be entitled to the additional 10% qualitative bonus described above. As the MBO EPS target was not achieved in 2008, no EPS accelerator bonuses were paid in 2008.

Long-Term Incentives

We grant long-term compensation pursuant to the shareholder-approved Omnibus Plan. The plan provides that the Committee has the authority to award stock options (incentive and non-qualified stock options), stock appreciation rights, stock awards (restricted and unrestricted), phantom shares, dividend equivalent rights and cash awards to eligible individuals.

Long-term incentives are typically structured to reward our multi-year performance, focusing both on the achievement of multi-year financial objectives and long-term increases in shareholder value. For NEOs, long-term incentive target amounts are set by referencing a variety of factors. Actual awards may fall above or below the target level (typically within 10-15%) for an individual based on the individual and company performance.

The Committee determined equity incentive awards for our employees, including our NEOs, with assistance from Mercer. Generally, 50% of the equity awards are granted in the form of stock options and 50% of the equity awards are granted in the form of restricted stock units, referred to as performance shares, under our long-term incentive plan. Mercer provides us with data from our peer group to provide examples of equity incentive awards granted to similarly situated executives, and recommends target equity awards based upon such data. Mercer provides its recommendations in the form of dollar values.

The dollar amounts with respect to both stock option and performance share grants are converted into equity awards by forecasting a stock price for the date of grant. The equity incentive award target amounts provided by Mercer were then reviewed by our senior management and recommended to the Committee for approval. Senior management, at its discretion, may modify the amounts recommended by Mercer to take into account historical factors such as legacy grants, previous equity incentive awards received by an executive officer or prior awards granted to our other executive officers and/or to take into account management’s qualitative review of performance. In addition, the amount of equity incentive awards provided to NEOs may also be adjusted by senior management and the Committee based upon the level of achievement by the NEOs of the MBOs discussed above under the section regarding Annual Incentives.

Awarding both stock options and performance shares reinforces the achievement of shareholder value objectives, because the ultimate award payout is denominated in our stock for both awards, reinforcing management’s alignment with stockholder interests. As more fully described below, the performance share program also provides an incentive to attain high-priority, multi-year financial objectives to reinforce management’s long-term performance orientation. The Committee believes that there is a significant amount of difficulty in meeting the long-term incentive compensation targets as demonstrated by the fact that none of the NEOs received a long term incentive compensation payout in 2007 or 2008 (i.e. they did not meet the minimum targets).

In 2008, we and the Committee, with the assistance of Mercer, reexamined our long-term incentive program, or LTIP, under which the performance shares are granted. Due to the difficulty in meeting the targets in both 2007 and 2008, the Committee reconsidered the effectiveness of the LTIP. The Committee determined that the program was not effective because the targets were sometimes inconsistent with the annual MBO targets, resulting in an inability of the NEOs to meet both targets, which created an emphasis on the MBO targets over the long-term incentive compensation targets. In order to address the ineffectiveness of the LTIP and the difficulty in meeting the targets, in October 2008, the Committee approved a special retention grant of a total of 83,975 restricted stock units that vest over three years. These restricted stock units were granted not only to the NEOs, but also to a broad group of our employees. Mr. van der Merwe did not accept a grant of restricted stock units so that there would be additional restricted stock units available for grant to other employees. These grants were in lieu of the annual three-year performance grants under the LTIP for 2008, and were designed to provide the NEOs and other employees with long-term retention incentives. The restricted stock units become fully vested on the third anniversary of the date of grant, similar to the three-year performance cycles under the

LTIP. We intend to reevaluate the effectiveness of the structure of the performance cycles related to prior performance-based awards under our LTIP in 2009.

Under the terms of Mr. van der Merwe’s negotiated employment agreement he is entitled to receive annual long-term compensation at the discretion of the Board of Directors under the Omnibus Plan and existing compensation practices, including stock options, long-term incentive program awards, restricted stock awards, stock appreciation rights, or SARs, or other awards as determined by the Board of Directors. For 2008, in accordance with the terms applicable to his predecessor as CEO, Mr. van der Merwe’s annual long term compensation consisted of 60,000 stock options, and was also supposed to include a grant of 30,000 restricted stock units. However, due to administrative error, the 30,000 restricted stock units were inadvertently not granted in 2008, but rather were granted in March 2009 to account for the mistake.

The following discussion provides additional detail regarding our stock option and performance share grant practices and the policies behind these practices.

Stock Options

Stock options are used to provide an incentive to increase the share price of the our stock. We believe stock options are particularly effective since a recipient receives economic value only when our share price appreciates. To reinforce the importance of share price appreciation, stock option grants are typically calibrated to account for one-half of the total estimated long-term incentive value granted to executives. As discussed below, in 2008, stock options accounted for a smaller portion of the long-term incentive program value in order to focus management on the three-year cash flow objective described below. The estimated long-term incentive value is determined assuming an executive holds the option to its full term using the Black-Scholes option pricing model.

Option grants also support NEO retention by providing for vesting in installments over three years. If an NEO’s employment is terminated prior to vesting for any reason other than a Change in Control, any remaining unvested awards are forfeited. Mr. van der Merwe’s option vesting provisions differ from those of other NEOs as a result of employment contract negotiations. Vested awards may continue to be exercised for a defined period of time following termination of employment, which varies depending upon the reason for termination of employment. The ability to exercise the stock options for limited periods of time post-termination enables the employee to realize any gain on options that were earned prior to termination, which is consistent with the incentive aspect of the award. In the event of a Change in Control of the Company, any unvested options become fully vested and exercisable only if the NEO’s employment is also terminated without “cause” by us or our successor. We provide for the vesting upon termination of employment in connection with a Change in Control of the Company in order to encourage executives to seek out and support transactions that are in the best interest of us and shareholders even though they may personally experience potential loss of employment and other economic risk as a result of the transaction.

We follow a process of granting options annually typically at the first Committee meeting each year. The exercise price of an option is equal to the average trading price on the date of grant. Outside of this timeframe grants are sometimes provided to new hires.

Performance Shares

The LTIP, which was developed and adopted in 2005, provides for distributions under the plan in the form of shares of our stock. With the introduction of this performance share plan, we began a shift in the composition of our equity-based awards, in line with market trends, away from primarily options and toward a mix of performance share awards and stock options, as appropriate for the individual receiving the awards.

Under the plan, an NEO is granted a target number of shares that would be paid to the executive at the end of a three-year period if specific corporate performance objectives are met. The actual number of shares paid may range from 0% to 200% of the target award amount based on the achievement of performance objectives. The performance goals are company-wide financial measures selected and set by the Committee and may be different for different performance periods.

In 2008 there were two performance share cycles in process, one for the 2006-2008 period (granted in 2006 and reflected in the Grants of Plan Based Awards table) and one for the 2007-2009 period (granted in 2007 and reflected in the Grants of Plan Based Awards table). In 2008, the Committee determined that the performance goals for the 2006-2008 period were not met and such awards were forfeited. As discussed above, in the course of determining the performance share cycle and potential grants for 2008, we and the Committee determined that the performance goals established under the LTIP were not in line with the MBOs established for the annual incentive bonuses and that employees could not meet the goals under both programs. Therefore, the Committee granted restricted stock units in lieu of the 2008 LTIP share grants.

2006 – 2008 Performance Shares

The performance goal for the January 2006 through December 2008 plan cycle (granted in 2006) were based on achieving a certain amount of cumulative three-year “Free Cash Flow,” or FCF. FCF is defined as the cumulative 2006-2008 “cash flow from operations”, less capital expenditures, and excluding restructuring and acquisitions costs. Payouts were to be 50% of allocated target for “threshold” performance ($180 million FCF), 100% of allocated target for “target” performance ($200 million FCF) and 200% of allocated target for “maximum” performance or greater ($240 million FCF). Payouts would be interpolated linearly between minimum/target/maximum levels. The FCF measure was selected because in 2006, we determined that there was a need to focus executives on the impact of decisions on cash flow. This objective reinforced the profitability goals of the 2006-2008 program. The performance goals for the 2006-2008 cycle were not achieved and the performance shares related to this cycle were forfeited.

2007 – 2009 Performance Shares

The performance goal for the January 2007 to December 2009 plan cycle (granted in 2007) is based on the attainment of a certain level of our revenue during fiscal year 2009. We must achieve an EPS of at least US$1.80 in 2009, in order for the program to pay any amount in 2009. Payouts will be 50% of allocated target for “minimum” performance ($800 million Revenue), 100% of allocated target for “target” performance ($900 million Revenue) and 200% of allocated target for “maximum” performance or greater ($1,000 million or greater Revenue). Payouts will be interpolated linearly between minimum/target/maximum levels.

A participant who is terminated for any reason (other than in connection with a Change in Control) forfeits performance share awards. The termination of the employee may be (1) by us or acquiring company (other than for cause); or (2) by the employee for “good reason” which includes a reduction or change in duties, reduction in base salary or a relocation. The awards use this approach so that accelerated vesting and payments are made only upon a Change in Control accompanied with a termination to account for situations where the NEO has lost his or her job and has engaged in actions to further the incentive intent of the program.

2008 – 2010 Performance Shares

No performance shares were granted in 2008 for the 2008 — 2010 cycle, but rather, restricted stock units were granted in lieu thereof in December 2008, as we and the Committee reconsidered the structure of the LTIP.

Share Ownership Guidelines

To ensure that the interests of all executives and senior managers are aligned with shareholder interests, we have established a program that requires that the NEOs (and other executives and managers) have a meaningful equity stake in us by investing and holding a significant amount of our stock. The Stock Ownership Program sets stock ownership levels for the NEOs, which are set forth below. The ownership requirement is denominated as a dollar value equal to a multiple of base salary, rather than a share count. Vested “in the money” options, vested restricted stock, deferred compensation units, all of the stock held in our 423 Employee Stock Purchase Plan, and all exercised stock options or RSUs that are held will count toward compliance. Until the NEOs reach the required level of ownership, they will be required to hold all stock options or RSUs we grant to them. Each NEO has five years in which to meet their requirements. Each NEO is on schedule to meet such requirements. We changed our share ownership guidelines in 2008 because the recent drop in stock price due to current economic conditions would have made the ownership targets unrealistically high under the prior guidelines. The current guidelines are set forth in the table below:

	Base Salary		Level of Stock
Title/Grade	(US$)	Multiplier	Ownership	US$ Amount*

CEO	$850,000	4	226,667 Shares	$3,400,000
22	$350,000	3	70,000 Shares	$1,050,000
21	$300,000	3	60,000 Shares	$900,000
20	$270,000	2	36,000 Shares	$540,000
19	$240,000	1	16,000 Shares	$240,000
18	$190,000	1	12,667 Shares	$190,000

*	Assumes a stock price of $15.00

In 2008 the guidelines were amended to provide that for an NEO with a grade of 18 or higher, including the CEO, the level is set either as:

•	a dollar value; or

•	a fixed number of stock units.

Deferred Compensation Program

To assist NEOs in meeting their capital accumulation objectives and to provide for income tax deferral opportunities, each NEO may defer up to 50% of base salary and up to 100% of bonus (Annual Cash Incentive Compensation) into our deferred compensation plan. All deferred amounts are invested in our stock with three-year vesting. This facilitates ownership of our stock by participants. We currently match 25% of the deferred amounts up to the indicated maximum amounts. The 25% match is provided to give executives an incentive to acquire and hold our stock. It also facilitates compliance with the Share Ownership Guidelines discussed above. We amended our deferred compensation plan in 2008 to comply with new rules regarding nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

Benefits and Perquisites

The NEOs generally receive the same benefits as other employees (i.e., participation in 401(k) plan and welfare benefits). None of the NEOs except for Mr. van der Merwe and Mr. Levin receive perquisites.

Pursuant to his employment agreement negotiated in December 2007, Mr. van der Merwe is entitled to receive relocation expenses in connection with his move to the greater Philadelphia area which include: reasonable moving and storage costs associated with relocating his Connecticut residence; reasonable interim living cost for up to six (6) months subsequent to execution of this agreement; reasonable travel expenses between the greater Philadelphia area and his Connecticut residence during the six (6) months of interim living subsequent to execution of his employment agreement; incidental relocation costs not to exceed thirty-five thousand dollars ($35,000); and brokerage commissions incurred on the sale of his previous residence, not to exceed one hundred seventy-five thousand dollars ($175,000). Mr. van der Merwe was also entitled to reimbursement of legal fees in connection with the negotiation of his employment agreement (see Footnote 4 to the Summary Compensation Table).

Per Levin, a national of Sweden and a resident of Spain, was relocated by us to the United States in September 2006; he moved back to Spain in 2008. In connection with his status as an expatriate in the United States, Mr. Levin received a number of benefits and allowances in 2008, including airfare for himself and his family to Spain, and housing/schooling allowances (See Footnote 4 to the Summary Compensation Table). We consider the needs of each expatriate on a case-by-case basis to develop a formal arrangement. Overall, the objectives of the arrangements are to place the executive in an economically neutral position from the relocation so they are not discouraged from undertaking international transfers. These arrangements help us achieve our objectives of creating a strong management team that is appropriately located to run the business, and are not intended to deliver supplemental compensation.

Employment Agreements and Termination Policy for NEOs

We believe that providing a fair severance in the event of termination of employment of our NEOs is an important retention tool and provides security to the executives with respect to their terms of employment. On December 27, 2007, we entered into an Employment Agreement with Mr. van der Merwe. The term of the Agreement began on December 27, 2007 and initially ends on December 31, 2010. After the initial term Mr. van der Merwe’s employment will be renewed for a two-year period ending on December 31, 2012, and thereafter for successive one-year periods ending on December 31 each year, unless Mr. van der Merwe or we give a notice of termination at least six months before the end of an employment term. In addition, we have a severance policy for the other NEOs that provides severance benefits for terminations other than voluntary terminations or terminations for “cause.” Please see the section below titled “Potential Payments Upon Termination or Change of Control” for a description of the terms of these agreements.

Severance/Change in Control Arrangements for Named Executive Officers

Mr. van der Merwe is entitled to severance upon various types of termination of employment, both in connection with and not in connection with a Change of Control. We have also established certain severance arrangements (including benefits upon a Change in Control) under a Termination Policy for our NEOs other than Mr. van der Merwe (Please see the section below titled “Potential Payments Upon Termination or Change of Control for a description of the payments he may receive). Our policies on severance are intended to provide fair and equitable compensation in the event of severance of employment.

For Change in Control situations, the policy helps to ensure that NEOs will undertake transactions and other corporate actions that may be in our and our shareholders’ best interests, but may lead to the termination of the NEOs’ employment. By providing severance upon termination of employment in connection with a Change in Control of the Company, we intend to provide executive compensation that is sufficient to mitigate the risk of loss of employment and make the executives willing to undertake a transaction. The severance amounts are balanced against our need to be responsible to our shareholders and preserve the our assets.

Our provisions on severance include:

•	Levels of severance that are competitive with the market; for executives the total amount of severance is directly tied to the length of a corresponding period.
•	A policy that reasonably protects the executive in the event of termination and provides predictability of payments.
•	Upon a Change of Control, a requirement that an executive actually be terminated without Cause, or terminate for Good Reason, in order to receive severance. Our policies for this severance reflect that an executive should face a true economic loss before severance is collected.

The purpose of our Termination Policy for executives is to provide a fair framework in the event of the termination of employment of executives for reasons other than for Cause. The policy does not apply to executives who voluntarily terminate or who are terminated for Cause. The amount of severance is the greater of that provided by the policy, any employment contract, local law or other entitlement, but is not cumulative. With respect to the NEOs, except for Mr. van der Merwe, any severance provided under the Termination Policy would be in excess of any severance the individual NEO may be entitled to under the NEO’s employment agreement, and therefore severance is generally not paid pursuant to the terms of the NEO employment agreements but rather the Termination Policy. A condition of receiving severance under the policy is that the executive must sign a general release and non-compete agreement in a form satisfactory to us at the time of termination. The non-compete period is twelve months. The severance payment periods under the Termination Policy not in connection with a Change of Control are 24 months for the NEOs.

If an NEO is terminated or properly terminates employment pursuant to a Change of Control as defined in the Termination Policy the executive will be entitled to receive the following:

•	The executive’s Base Salary for a period equal to 1 1/2 times the Severance Payment Period;
•	Continued participation in our welfare benefit plans for the period during which severance is paid.

Additional Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the corporation’s Chief Executive Officer and the other NEOs included in the Summary Compensation Table. This limitation does not apply to qualifying “performance-based compensation.” Generally, to qualify for this exception: (a) the compensation must be payable solely on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors”; (c) the material terms of the performance goals must be disclosed to and approved by shareholders before payment; and (d) the compensation committee must certify in writing prior to payment that the performance goals and any other material terms have been satisfied. Section 162(m) considerations are evaluated when developing the compensation programs, and we believe that the programs are structured to comply with 162(m). However, we reserve the right to provide compensation to our NEOs that is not deductible under Section 162(m) in the future if it is appropriate to support our business objectives and the attraction and retention of executives.

We also consider the financial accounting implications of our executive compensation programs as one factor in program design and administration. However, we primarily consider our business purpose of the compensation arrangement.

Compensation Recovery Policy (clawbacks)

We do not have a policy to recover performance-based awards if the performance metric considered as the basis for the award is restated, but the Committee is presently considering a clawback policy.

SUMMARY COMPENSATION TABLE FOR 2008

The following table shows the compensation for each of the Named Executive Officers (collectively, the “NEOs”) for fiscal years 2006, 2007, and 2008:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Robert P. van der Merwe	2008	840,192	—	150,299	1,951,150	425,000	88,625	3,455,266
Chairman of the Board of	2007	6,538	—	1,239	109,334	—	163,526	280,637
Directors, President and Chief Executive Officer	2006	—	—	—	—	—	—	—
Raymond D. Andrews	2008	308,923	15,500	130,517	90,068	34,875	24,025	603,908
Senior Vice President and	2007	197,838	44,325	96,555	52,212	92,432	5,625	488,987
Chief Financial Officer	2006	182,308	24,600	59,780	45,650	23,360	2,682	338,380
Per H. Levin	2008	499,987	20,790	133,406	88,102	62,369	149,747	954,401
President, Shrink Management and Merchandise Visibility	2007	439,805	37,800	115,911	71,039	267,750	109,177	1,041,482
Solutions	2006	376,146	—	108,118	111,173	55,860	120,078	771,375
Bernard Gremillet	2008	430,513	43,051	328,385	344,255	34,441	32,594	1,213,239
Executive Vice President,	2007	345,986	34,599	249,477	191,482	296,319	13,581	1,131,444
Global Customer Management	2006	276,120	52,592	183,539	141,905	83,589	13,662	751,407
John R. Van Zile	2008	269,681	13,497	87,109	78,385	75,919	20,511	545,102
Sr. Vice President, General	2007	267,579	26,758	145,098	80,957	147,169	88,907	756,468
Counsel and Secretary	2006	285,158	—	172,588	103,708	53,515	29,398	644,367

(1)	These amounts represent discretionary performance bonuses earned during fiscal years 2008, 2007 and 2006, to the extent applicable.

(2)	These amounts represent the Company’s compensation cost recognized for financial statement reporting purposes for the fiscal years ended December 28, 2008, December 30, 2007, and December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (SFAS 123R), but disregarding forfeitures related to service based vesting as directed by SEC regulations for this purpose. The valuation assumptions used in determining such amounts are described in Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ending December 28, 2008. There were no forfeitures in 2008.

(3)	Non-Equity Incentive Plan Compensation is composed entirely of annual incentive bonuses awarded under the Omnibus Plan earned in fiscal 2008 and paid in 2009, earned in fiscal 2007 and paid in 2008, or earned in fiscal 2006 and paid in 2007, as applicable.

(4)	The amounts reported in the All Other Compensation column for fiscal 2008 include: (1) Mr. van der Merwe’s $63,014 deferred compensation match expense under the Company’s Deferred Compensation Plan, $25,000 in legal fees paid in March 2008, and $611 matching contributions for life insurance; (2) Mr. Andrews’ $23,359 deferred compensation match expense under the Company’s Deferred Compensation Plan (Mr. Andrews became 100% vested in the deferred compensation plan upon reaching age 55 during fiscal 2008) and $666 matching contributions for life insurance; (3) Mr. Levin’s $69,075 deferred compensation match expense under the Company’s Deferred Compensation Plan, $444 matching contributions for life insurance, and perquisites of $80,228 composed of a $33,333 housing allowance, a $10,667 schooling allowance, $35,324 in relocation benefits, and $904 related to the payment of health benefits; (4) Mr. Gremillet’s $26,810 deferred compensation match expense under the Company’s Deferred Compensation Plan and perquisites of $5,784 related to the payment of health benefits; and (5) Mr. Van Zile’s $19,911 deferred compensation match expense under the Company’s Deferred Compensation Plan and $600 matching contributions for life insurance.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table provides information on stock options and restricted stock units granted to the NEOs during fiscal year 2008:

					All Other	All Other
					Stock	Option	Exercise		Grant
		Estimated Future Payouts			Awards:	Awards:	or Base	Closing	Date Fair
		Under Non-Equity			Number of	Number of	Price of	Market	Value of
		Incentive Plan Awards(1)			Shares of	Securities	Option	Price on	Stock and
	Grant	($)	($)	($)	Stock or	Underlying	Awards	Grant	Option
Name	Date	Threshold	Target	Maximum	Units (#)	Options (#)	($/Sh)	Date	Awards
(a)	(b)	(c)	(d)	(e)	(i)(2)	(j)(3)	(k)(4)	($/Sh)	(l)(5)

Robert P. van der Merwe	3/3/2008	—	—	—	—	60,000	23.78	23.82	523,711
	FY 2008	—	425,000	—	—	—	—	—	—
	FY 2008	—	425,000	—	—	—	—	—	—
Raymond D. Andrews	3/3/2008	—	—	—	—	9,119	23.78	23.82	79,595
	12/11/2008	—	—	—	4,560	—	—	10.08	46,649
	FY 2008	—	87,188	—	—	—	—	—	—
	FY 2008	—	87,188	—	—	—	—	—	—
Per H. Levin	3/3/2008	—	—	—	—	9,119	23.78	23.82	79,595
	12/11/2008	—	—	—	4,560	—	—	10.08	46,649
	FY 2008	—	155,923	—	—	—	—	—	—
	FY 2008	—	155,923	—	—	—	—	—	—
Bernard Gremillet	3/3/2008	—	—	—	—	11,000	23.78	23.82	96,014
	12/11/2008	—	—	—	5,500	—	—	10.08	56,265
	FY 2008	—	172,205	—	—	—	—	—	—
	FY 2008	—	172,205	—	—	—	—	—	—
John R. Van Zile	3/3/2008	—	—	—	—	9,119	23.78	23.82	79,595
	12/11/2008	—	—	—	4,560	—	—	10.08	46,649
	FY 2008	—	75,919	—	—	—	—	—	—
	FY 2008	—	75,919	—	—	—	—	—	—

(1)	These amounts represent the target that could have been earned for 2008 pursuant to the annual incentive awards provided under the Omnibus Plan. The table sets forth separate target amounts for each officer, one for an earnings per share incentive award and the other is an individual performance incentive award. The individual performance incentive award contains multiple performance objectives, which are aggregated for this presentation. Actual amounts earned for 2008 are included in the “Summary Compensation Table” above. For additional information regarding these awards see “Executive Compensation Discussion and Analysis”.

(2)	All stock awards issued cliff vest three years from the date of grant (December 11, 2011).

(3)	All stock options issued vest one-third each year over a three year period commencing on the date of grant and have a term of ten years.

(4)	Option pricing is set using the average of the high and low market price on the date of grant.

(5)	The value of a stock award or options is based on the fair value as of the date of grant of the award determined pursuant to FAS 123R. The valuation assumptions used to calculate these amounts are described in Note 1 to the Company’s Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ending December 28, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2008

The following table provides information on stock and options awards held by the NEOs as of December 28, 2008:

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market
				Incentive						Awards:	or Payout
				Plan						Number of	Value of
				Awards:					Market	Unearned	Unearned
		Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying				Units of	Units of	Other	Other
		Unexercised	Unexercised	Unexercised	Option			Stock that	Stock that	Rights	Rights
		Options	Options	Unearned	Exercise	Option	Stock	have not	have not	that have	that have
	Option	(#)	(#)	Options	Price	Expiration	Award	Vested	Vested	not Vested	not Vested
Name	Vest	Exercisable	Unexercisable	(#)	$	Date	Vest	(#)	($)(3)	(#)(4)	($)(3)
(a)	Date(1)	(b)	(c)	(d)	(e)	(f)	Date(2)	(g)	(h)	(i)	(j)

Robert P. van der Merwe	10/30/2007	10,000	—	—	29.55	10/30/2017	—	—	—	—	—
	12/31/2010	—	162,000	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	54,000	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	54,000	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2010	—	4,403	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2010	—	133,597	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	4,403	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2011	—	41,597	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	4,403	—	22.71	12/27/2017	—	—	—	—	—
	12/31/2012	—	41,597	—	22.71	12/27/2017	—	—	—	—	—
	3/3/2009	—	4,206	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2009	—	15,794	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	20,000	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2011	—	20,000	—	23.78	3/3/2018	—	—	—	—	—
	—	—	—	—	—	—	12/31/2010	20,000	197,800	—	—
Raymond D. Andrews	8/1/2006	3,400	—	—	17.51	8/1/2015	—	—	—	—	—
	2/1/2007	3,300	—	—	17.51	8/1/2015	—	—	—	—	—
	8/1/2007	3,300	—	—	17.51	8/1/2015	—	—	—	—	—
	2/17/2007	1,441	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	1,441	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	—	1,800	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2007	359	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	359	—	—	28.89	2/17/2016	—	—	—	—	—
	4/4/2009	—	1,500	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2010	—	1,500	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2008	1,500	—	—	23.74	4/4/2017	—	—	—	—	—
	12/11/2009	—	544	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2010	—	2,831	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2011	—	3,000	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2012	—	3,000	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2008	3,000	—	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2009	—	2,456	—	22.75	12/11/2017	—	—	—	—	—
	12/11/2010	—	169	—	22.75	12/11/2017	—	—	—	—	—
	3/3/2009	—	3,040	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	3,040	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2012	—	1,703	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2011	—	1,336	—	23.78	3/3/2018	—	—	—	—	—
	—	—	—	—	—	—	2/17/2009	600	5,934	—	—
	—	—	—	—	—	—	2/17/2010	600	5,934	—	—
	—	—	—	—	—	—	2/17/2011	600	5,934	—	—
	—	—	—	—	—	—	4/4/2009	600	5,934	—	—
	—	—	—	—	—	—	4/4/2010	600	5,934	—	—
	—	—	—	—	—	—	4/4/2011	600	5,934	—	—
	—	—	—	—	—	—	4/4/2012	600	5,934	—	—
	—	—	—	—	—	—	5/31/2009	2,500	24,725	—	—
	—	—	—	—	—	—	5/31/2010	2,500	24,725	—	—
	—	—	—	—	—	—	12/11/2009	1,500	14,835	—	—
	—	—	—	—	—	—	12/11/2010	1,500	14,835	—	—
	—	—	—	—	—	—	12/11/2011	1,500	14,835	—	—
	—	—	—	—	—	—	12/11/2012	1,500	14,835	—	—
	—	—	—	—	—	—	12/11/2011	4,560	45,098	—	—
	—	—	—	—	—	—	12/31/2009	—	—	2,250	22,253

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market
				Incentive						Awards:	or Payout
				Plan						Number of	Value of
				Awards:					Market	Unearned	Unearned
		Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying				Units of	Units of	Other	Other
		Unexercised	Unexercised	Unexercised	Option			Stock that	Stock that	Rights	Rights
		Options	Options	Unearned	Exercise	Option	Stock	have not	have not	that have	that have
	Option	(#)	(#)	Options	Price	Expiration	Award	Vested	Vested	not Vested	not Vested
Name	Vest	Exercisable	Unexercisable	(#)	$	Date	Vest	(#)	($)(3)	(#)(4)	($)(3)
(a)	Date(1)	(b)	(c)	(d)	(e)	(f)	Date(2)	(g)	(h)	(i)	(j)

Per H. Levin	3/1/2002	1,666	—	—	8.82	3/1/2009	—	—	—	—	—
	3/20/2002	2,855	—	—	9.68	3/20/2011	—	—	—	—	—
	3/20/2003	1,337	—	—	9.68	3/20/2011	—	—	—	—	—
	3/20/2004	1,336	—	—	9.68	3/20/2011	—	—	—	—	—
	3/20/2002	8,812	—	—	9.68	3/20/2011	—	—	—	—	—
	3/20/2003	10,330	—	—	9.68	3/20/2011	—	—	—	—	—
	3/20/2004	10,330	—	—	9.68	3/20/2011	—	—	—	—	—
	2/19/2003	4,445	—	—	12.84	2/19/2012	—	—	—	—	—
	2/19/2004	4,445	—	—	12.84	2/19/2012	—	—	—	—	—
	2/19/2005	4,444	—	—	12.84	2/19/2012	—	—	—	—	—
	2/19/2002	6,666	—	—	12.84	2/19/2012	—	—	—	—	—
	5/1/2004	20,000	—	—	13.09	11/1/2013	—	—	—	—	—
	5/1/2005	18,900	—	—	13.09	11/1/2013	—	—	—	—	—
	5/1/2006	12,361	—	—	13.09	11/1/2013	—	—	—	—	—
	5/1/2005	1,100	—	—	13.09	5/1/2013	—	—	—	—	—
	5/1/2006	7,639	—	—	13.09	5/1/2013	—	—	—	—	—
	2/17/2005	20,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2006	20,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2007	14,781	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2007	5,219	—	—	19.16	2/17/2014	—	—	—	—	—
	4/1/2006	3,750	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2007	3,750	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2008	3,750	—	—	16.94	4/1/2015	—	—	—	—	—
	2/17/2007	3,500	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	2,238	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	—	39	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	1,262	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	—	3,461	—	28.89	2/17/2016	—	—	—	—	—
	4/4/2008	1,667	—	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2009	—	1,667	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2010	—	1,666	—	23.74	4/4/2017	—	—	—	—	—
	3/3/2009	—	3,040	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	498	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	2,542	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2011	—	3,039	—	23.78	3/3/2018	—	—	—	—	—
	—	—	—	—	—	—	9/1/2009	4,000	39,560	—	—
	—	—	—	—	—	—	12/11/2011	4,560	45,098	—	—
	—	—	—	—	—		12/31/2009	—	—	2,500	24,725
Bernard Gremillet	4/30/2005	100	—	—	16.14	4/30/2014	—	—	—	—	—
	10/31/2005	4,950	—	—	16.14	4/30/2014	—	—	—	—	—
	4/30/2006	4,950	—	—	16.14	4/30/2014	—	—	—	—	—
	4/1/2006	4,767	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2007	4,767	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2008	4,766	—	—	16.94	4/1/2015	—	—	—	—	—
	2/17/2007	10,674	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	10,673	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	—	10,673	—	28.89	2/17/2016	—	—	—	—	—
	4/4/2008	6,667	—	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2009	—	6,667	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2010	—	6,666	—	23.74	4/4/2017	—	—	—	—	—
	12/4/2008	16,667	—	—	22.11	12/4/2017	—	—	—	—	—
	12/4/2009	—	16,667	—	22.11	12/4/2017	—	—	—	—	—
	12/4/2010	—	16,666	—	22.11	12/4/2017	—	—	—	—	—
	3/3/2009	—	3,667	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	3,667	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2011	—	3,666	—	23.78	3/3/2018	—	—	—	—	—
	—	—	—	—	—	—	2/17/2009	5,000	49,450	—	—
	—	—	—	—	—	—	2/17/2010	5,000	49,450	—	—

	Option Awards						Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market
				Incentive						Awards:	or Payout
				Plan						Number of	Value of
				Awards:					Market	Unearned	Unearned
		Number of	Number of	Number of				Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities				Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying				Units of	Units of	Other	Other
		Unexercised	Unexercised	Unexercised	Option			Stock that	Stock that	Rights	Rights
		Options	Options	Unearned	Exercise	Option	Stock	have not	have not	that have	that have
	Option	(#)	(#)	Options	Price	Expiration	Award	Vested	Vested	not Vested	not Vested
Name	Vest	Exercisable	Unexercisable	(#)	$	Date	Vest	(#)	($)(3)	(#)(4)	($)(3)
(a)	Date(1)	(b)	(c)	(d)	(e)	(f)	Date(2)	(g)	(h)	(i)	(j)

	—	—	—	—	—	—	2/17/2011	5,000	49,450	—	—
	—	—	—	—	—	—	12/4/2009	8,333	82,413	—	—
	—	—	—	—	—	—	12/4/2010	8,333	82,413	—	—
	—	—	—	—	—	—	12/11/2011	5,500	54,395	—	—
	—	—	—	—	—	—	12/31/2009	—	—	7,000	69,230
John R. Van Zile	7/28/2004	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2005	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2006	6,642	—	—	15.06	7/28/2013	—	—	—	—	—
	7/28/2004	1,692	—	—	15.06	1/28/2014	—	—	—	—	—
	7/28/2005	1,691	—	—	15.06	1/28/2014	—	—	—	—	—
	7/28/2006	1,691	—	—	15.06	1/28/2014	—	—	—	—	—
	2/17/2007	5,219	—	—	19.16	2/17/2014	—	—	—	—	—
	2/17/2005	10,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2006	10,000	—	—	19.16	8/17/2014	—	—	—	—	—
	2/17/2007	4,781	—	—	19.16	8/17/2014	—	—	—	—	—
	4/1/2008	5,666	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2006	5,667	—	—	16.94	4/1/2015	—	—	—	—	—
	4/1/2007	5,667	—	—	16.94	4/1/2015	—	—	—	—	—
	2/17/2008	139	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2009	—	2,500	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2007	2,500	—	—	28.89	2/17/2016	—	—	—	—	—
	2/17/2008	2,361	—	—	28.89	2/17/2016	—	—	—	—	—
	4/4/2009	—	1,170	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2010	—	3,000	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2008	3,000	—	—	23.74	4/4/2017	—	—	—	—	—
	4/4/2009	—	1,830	—	23.74	4/4/2017	—	—	—	—	—
	3/3/2010	—	1,211	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2011	—	3,039	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2009	—	3,040	—	23.78	3/3/2018	—	—	—	—	—
	3/3/2010	—	1,829	—	23.78	3/3/2018	—	—	—	—	—
	—	—	—	—	—	—	2/17/2009	3,000	29,670	—	—
	—	—	—	—	—	—	2/17/2010	3,000	29,670	—	—
	—	—	—	—	—	—	2/17/2011	3,000	29,670	—	—
	—	—	—	—	—	—	12/11/2011	4,560	45,098	—	—
	—	—	—	—	—	—	12/31/2009	—	—	4,300	42,527

(1)	This column sets forth the individual vesting dates for each tranche of stock options.

(2)	This column sets forth the individual vesting dates for each tranche of stock awards.

(3)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $9.89 on December 28, 2008.

(4)	Performance shares vest at the end of the designated performance period contingent upon the achievement of the specified performance measure. For additional information regarding these awards see “Performance Shares” in the “Compensation Discussion and Analysis” section.

OPTION EXERCISES AND STOCK VESTED IN 2008

The following table provides information about options exercised and restricted stock units that vested for the NEOs during fiscal year 2008:

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
(a)	(d)	(e)

Robert P. van der Merwe	—	—
Raymond D. Andrews	5,200	110,257
Per H. Levin	8,000	171,920
Bernard Gremillet	13,334	198,258
John R. Van Zile	3,000	69,510

(1)	The reported value is based on the closing price on the date that the restricted stock unit vested multiplied by the number of units that vested.

NON-QUALIFIED DEFERRED COMPENSATION 2008

The following table provides information regarding contributions, earnings and account balances for the NEOs in the Executive Deferred Compensation Plan for 2008.

			Aggregate
	Executive	Registrant	(Loss) /		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)(1)	($)(2)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Robert P. van der Merwe	252,058	63,014	(131,177)	—	183,895
Raymond D. Andrews	51,605	12,901	(89,145)	—	66,779
Per H. Levin	470,123	112,329	(844,953)	—	551,169
Bernard Gremillet	107,240	26,810	(82,922)	—	51,128
John R. Van Zile	238,825	60,337	(618,360)	—	397,815

(1)	The contribution amounts reported represent deferrals of salary, bonus, and Non-equity Incentive Plan Awards, which were elected to be deferred into Company stock by the named executive. These amounts were earned during or prior to 2008, but the payments have been deferred and will be settled in Company stock at a future date. See “Deferred Compensation Plan” for more information related to this plan Contribution amounts deferred are reported as compensation in the Summary Compensation Table. All amounts relate to salary and bonus payment.

(2)	The amounts reported represent a 25% company match on the compensation deferred by the named executive. This match vests one-third on December 31st for each of the subsequent two years with a third of the match vesting on December 31st on the year the match was contributed. For executives who are 55 years old or older, the match vests immediately. The match upon vesting will be settled in Company stock at a future date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of the NEOs is eligible to receive severance and other benefits upon certain terminations of employment and, in some cases, in connection with a Change of Control of the Company. The following charts summarize the payments and benefits that each NEO would be eligible to receive upon certain terminations of employment, assuming the termination or employment or Change of Control occurred on December 28, 2008. Summaries of the relevant employment agreements and severance policies follow the charts below.

Severance — Upon Expiration of Term of Employment Agreement (Mr. van der Merwe)

		Non-Equity	Accelerated	Continued
		Incentive Plan	Vesting	Benefit Plan
	Severance	Compensation	of Options	Coverage
Name	($)(1)	($)	($)(2)	($)

Robert P. van der Merwe	1,700,000	—	197,800	—

(1)	Upon expiration of the term, Mr. van der Merwe is entitled to receive a lump sum payment equal to two times his base salary as in effect as of the date of the expiration of the term, plus the two year average of any other compensation received by Mr. van der Merwe pursuant to any bonus or incentive plan during the immediately preceding two years, in addition to other amounts due. Mr. van der Merwe did not receive any bonus or incentive plan compensation in 2006 or 2007, so the amount in this column represents solely two times base salary.

(2)	All stock options and stock awards granted during the six-month period prior to expiration of the term of the agreement will expire or be forfeited, immediately. All other long term compensation equity awards and stock options will vest immediately upon expiration of the term. Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 28, 2009 of $9.89 per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 28, 2009 of $9.89 per share less the applicable exercise price of each grant.

Severance — Termination of Employment Agreement Without Cause or by Executive for Good Reason (Mr. van der Merwe)

		Non-Equity	Accelerated	Continued
		Incentive Plan	Vesting	Benefit Plan
	Severance	Compensation	of Options	Coverage
Name	($)(1)	($)(2)	($)(3)	($)

Robert P. van der Merwe	2,550,000	425,000	197,800	—

(1)	Should the Company terminate Mr. van der Merwe’s employment without cause or should Mr. van der Merwe resign for good reason during the term of the employment agreement, then he will receive within 45 days after termination an amount equal to 2 times the sum of (i) his annual base salary as in effect prior to termination, plus (ii) fifty percent of his annual base salary.

(2)	Should the Company terminate Mr. van der Merwe’s employment without cause or should Mr. van der Merwe resign for good reason during the term of the employment agreement, he is entitled to a receive a portion of his average annual incentive compensation prorated for the year through the date of termination.

(3)	Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 28, 2008, of $9.89 per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 28, 2008 of $9.89 per share less the applicable exercise price of each grant.

Severance — Termination of Employment Without Cause (NEOs other than Mr. van der Merwe)

			Non-Equity	Accelerated	Continued
			Incentive Plan	Vesting	Benefit Plan
	Months	Severance	Compensation	of Options	Coverage
Name	Severance	($)	($)	($)	($)(2)

Raymond D. Andrews(1)	24	680,000	—	—	21,168
Per H. Levin(1)	24	853,666	—	—	5,422
Bernard Gremillet(1)	24	883,104	—	—	11,569
John R. Van Zile(1)	24	554,000	—	—	22,571

(1)	Paid in accordance with the terms of our Termination Policy, as discussed below.

(2)	For purposes of quantifying healthcare benefits, the Company relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

Severance — Following a Change of Control (All NEOs)

			Non-Equity	Accelerated	Continued
			Incentive Plan	Vesting	Benefit Plan
	Months	Severance	Compensation	of Options	Coverage
Name	Severance	($)	($)	($)(3)	($)(4)

Robert P. van der Merwe(1)	—	2,550,000	425,000	197,800	—
Raymond D. Andrews(2)	36	1,020,000	—	195,426	31,751
Per H. Levin(2)	36	1,280,499	—	84,658	8,133
Bernard Gremillet(2)	36	1,324,656	—	367,572	17,353
John R. Van Zile(2)	36	831,000	—	134,108	33,856

(1)	Paid in accordance with Mr. van der Merwe’s employment agreement, as discussed below.

(2)	Paid in accordance with the terms of our Termination Policy as discussed below.

(3)	Equity award values were calculated (i) with respect to restricted stock units subject to accelerated vesting as a result of termination of employment based on the closing market price of our Common Stock on December 28, 2008, of $9.89 per share, and (ii) with respect to stock option awards subject to accelerated vesting as a result of termination of employment based on the difference between the closing market price of our Common Stock on December 28, 2008 of $9.89 per share less the applicable exercise price of each grant.

(4)	For purposes of quantifying healthcare benefits, the Company relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

Employment Agreement with Mr. van der Merwe

On December 27, 2007, the Company entered into an Employment Agreement with Mr. van der Merwe. The term of the agreement began on December 27, 2007 and initially ends on December 31, 2010, after which the term of Mr. van der Merwe’s employment will be renewed for a two-year period ending on December 31, 2012, and thereafter for successive one-year periods ending on December 31 each year, unless Mr. van der Merwe or the Company gives a notice of termination at least six months before the end of an employment term. Under the agreement, Mr. van der Merwe is entitled to receive an annual base salary of $850,000 and participate in annual incentive compensation programs to be developed by the Board that will enable Mr. van der Merwe to earn incentive compensation up to a maximum of 150% of his base salary, subject to achievement of specified goals and objectives identified by the Board of Directors in consultation with Mr. van der Merwe. For 2008, Mr. van der Merwe will be entitled to a guaranteed minimum bonus equal to 50% of his base salary.

The agreement also provides for a grant to Mr. van der Merwe of stock options under which he may purchase up to 500,000 shares of the Company’s common stock as well as a grant of 20,000 restricted stock units with respect to the Company’s common stock, in each case subject to terms and conditions set forth as applicable in the agreement, the Company’s 2004 Omnibus Incentive Compensation Plan and the related equity award agreements. The stock options, which represent options issued under the Omnibus Plan exercisable for 230,000 shares as well as an employment inducement award of options exercisable for 270,000 shares, have an exercise price equal to $22.71 per share, the closing market price of the Company’s common stock on the date of grant, and shall vest, subject to Mr. van der Merwe’s continued employment, as follows: (i) 60% (300,000 shares) become exercisable on December 31, 2010; (ii) an additional 20% (100,000 shares) become exercisable on December 31, 2011; and (iii) the final 20% (100,000 shares) become exercisable on December 31, 2012. Vesting of the first 60% increment shall accelerate in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason, or upon a change in control of the Company on or before December 31, 2010, and vesting of the balance of the shares shall accelerate if one of the foregoing events occurs after December 31, 2010. In addition, all shares shall vest upon the first date on which the closing price per share of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds 200% of the stock options’ exercise price. The RSUs will vest on December 31, 2010, subject to acceleration in the event of Mr. van der Merwe’s death or disability, the termination of his employment by the Company without cause, the termination of his employment by him for good reason or upon a change in control of the Company. These equity awards are governed by an Incentive Stock Option Agreement, a Non-Incentive Stock Option Agreement, a Restricted Stock Unit Award Agreement and an Inducement Stock Option Agreement, each dated December 27, 2007, between the Company and Mr. van der Merwe (collectively, the “Award Agreements”). In addition to these equity grants, Mr. van der Merwe will receive annual long term compensation at the discretion of the Board of Directors under the Omnibus Plan and existing compensation practices, including stock options, LTIP awards, restricted stock awards, SARs, or other awards as determined by the Board of Directors. For the year 2008, Mr. van der Merwe’s annual long-term compensation shall consist of 60,000 stock options and 30,000 RSUs vesting in accordance with the terms applicable to his predecessor as CEO. The 30,000 RSUs were inadvertently not granted in 2008, but were granted in 2009 to correct the error with respect to the grant.

In the event that Mr. van der Merwe’s employment with the Company is terminated by the Company without cause, by him for good reason or due to the inability of the Company and Mr. van der Merwe to reach a mutual agreement to extend the term of the Agreement, Mr. van der Merwe will receive, in one lump sum payment, an amount equal to twice the sum of (i) his base salary then in effect and (ii) the two-year average of his incentive compensation in the immediately preceding two years, subject to additional adjustments provided in the Agreement.

Under the terms of Mr. van der Merwe’s employment agreement, should a change in control occur, the Company shall pay to Mr. van der Merwe, within forty-five (45) days after termination, a cash payment in an amount equal to (i) all accrued but unpaid Base Salary through the date of termination of employment, plus (ii) a portion of the Average Annual Incentive Compensation pro-rated for the year through the date of termination, plus (iii) the Multiplier times the Compensation Amount. The Multiplier is defined as two (2). The Compensation Amount is defined as the sum of (i) the annual Base Salary of Executive as in effect immediately prior to Executive’s termination of employment, and (ii) the Average Annual Incentive Compensation. The Average Annual Incentive Compensation shall be a cash payment determined as follows: (i) if the termination occurs on or before December 31, 2008, the Average Annual Incentive Compensation shall be deemed to equal fifty percent (50%) of Base Salary; (ii) if the termination occurs between January 1, 2009 and December 31, 2009, the Average Annual Incentive Compensation shall be the actual amount of Annual Incentive Compensation earned for the preceding calendar year; (iii) if the termination occurs on or after January 1, 2010, the Average Annual Incentive Compensation shall be the average of the Annual Incentive Compensation earned for the two preceding calendar years. For purposes of determining the Average Annual Incentive Compensation earned by Executive in any past year, any non-cash compensation awarded to Executive shall be included as annual incentive compensation only if specifically designated as such by the Board of Directors, and such non-cash compensation shall be valued by such method as the Board of Directors in its discretion shall determine, which may be the manner in which such compensation is valued for proxy reporting purposes.

Should a change in control occur all Stock Options will vest as follows: Three Hundred Thousand (300,000) shares which vest at the end of the Initial Term shall become 100% vested and (ii) 200,000 Stock Options shall become 100% vested upon Executive’s Qualifying Termination after the Initial Term. In addition, to the extent that Stock Options remain unvested and have not been forfeited, the vesting of the Stock Options shall be accelerated and the Stock Options shall become fully exercisable as of the first date on which the closing price per share of the Company’s common stock, as reported on the New York Stock Exchange, equals or exceeds two hundred percent (200%) of the exercise price of the Stock Options.

Additionally, 20,000 RSUs granted to Mr. van der Merwe under his employment agreement will become 100% vested upon a change in control.

For purposes of Mr. van der Merwe’s employment agreement, the following terms have the following definitions:

•	Change in Control. Mr. van der Merwe’s employment agreement defines a “change in control” as (1) the acquisition by any person or group of 50% or more of the combined voting power of the Company; (2) a change in the majority composition of the board of directors of the Company without the consent of a majority of the incumbent directors; (3) a merger in which the stockholders immediately prior to the merger own less than 50% of the combined voting power of the Company after the merger; or (4) a sale of all or substantially all of the assets of the Company.

•	Cause. Mr. van der Merwe’s employment agreement defines “cause” as (1) a willful and continuing failure to perform under the terms of the agreement following written notice requesting such performance; (2) embezzlement, fraud, or breach of fiduciary duty; (3) personal dishonesty that is materially injurious to the Company; (4) unauthorized disclosure of confidential information; (5) conviction of, or entry of a guilty or nolo contendere plea to a felony criminal offense; or (6) competing with the Company in violation of the agreement.
•	Good Reason. Mr. van der Merwe’s employment agreement defines “good reason” as (1) a material reduction in title, duties or benefits; (2) a reduction in base salary or bonus opportunities; (3) relocation of the Company’s principal offices to more than 50 miles from the current location; (4) a change in control; (5) the failure of the board of directors of the Company to elect Mr. van der Merwe as Chairman of the board by June 30, 2009 or his involuntary removal from that position; or (6) a substantial failure of the Company to perform any of its obligations under the agreement.

Employment Agreements and Termination Policy with Named Executive Officers

Except for Mr. Andrews, each NEO has an employment agreement with us which provides for severance upon certain terminations of employment; however, the severance each NEO may be entitled to under our Termination Policy exceeds the amount of severance each NEO may be entitled to under the NEO’s employment agreement. Therefore, severance is generally paid to the NEOs pursuant to our Termination Policy rather than their individual employment agreements.

Each Named Executive Officer (other than Mr. van der Merwe) is covered by the Company’s Termination Policy for Executives which the Board approved in February 2005 The severance benefits under the Termination Policy are in excess of any severance the NEOs may be entitled to under their employment agreements, and therefore the benefits are paid under the Termination Policy. The Termination Policy provides that in the absence of “cause,” the Company may terminate an Executives’ employment upon thirty (30) days written notice. In such event, subject to certain non-compete and confidentiality provisions, each NEO shall be entitled to receive continued benefits and severance payments for twenty-four months.

If the executive is terminated or properly terminates employment pursuant to a Change of Control (as defined in the Termination Policy) the executive will be entitled to receive the following severance benefits:

•	Continued payments of base salary (as in effect immediately prior to termination) for a period of 1 1/2 times the severance payment period ;
•	Any payment to which the executive may be entitled in accordance with the terms of any applicable Bonus Plan then existing;
•	Continued participation in the welfare benefit plans maintained by the Company for a period equal to 1 1/2 times the severance payment period; and
•	Accelerated vesting in any stock options or similar equity incentive rights previously granted

Change of Control. Under the Termination Policy, a “Change of Control” occurs if (1) any person or group acquires the power to elect a majority of the board of directors, and does, in fact, elect such a majority; or (2) the stockholders of the Company approve a sale of all or substantially all of the Company’s assets.

Cause. The Termination Policy defines “cause” as (1) any willful and continued insubordination or the employee’s failure to perform his or her duties; (2) dishonesty in the performance of duties; (3) breach of certain covenants in the agreements relating to competition and confidentiality; (4) entry of a judgment against the employee that prevents the employee from performing his or her duties or causes damage to the Company or its reputation; or (5) conviction of a crime involving moral turpitude.

AUDIT COMMITTEE REPORT

The Audit Committee provides the following report with respect to the Company’s audited financial statements for the fiscal year ended December 28, 2008 and the respective financials statements for fiscal years 2007 and 2006.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company has an internal audit staff, which performs testing of internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has sole responsibility for selecting the Company’s independent auditors.

The Audit Committee has reviewed and discussed with management the Company’s fiscal 2008 audited financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm,

PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 and 90. The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1, relating to the auditors’ independence from the Company and its related entities, and has discussed with the auditors their independence from the Company.

The Audit Committee operates under a charter which is available on the Company’s website at www.checkpointsystems.com. In addition to being “independent” directors within the meaning of the New York Stock Exchange listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. Mr. Babich serves on the audit committee of Teleflex, Inc. Mr. Elliott serves on the audit committee of Wilmington Trust Corp., QSGI, Inc. and The Institute for Defense Analyses. The Board has determined that such simultaneous audit committee service would not impair the ability of such directors to effectively serve on the Company’s Audit Committee.

Based on, and in reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 28, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008.

The foregoing report submitted by:

William S. Antle, III
George Babich, Jr.
R. Keith Elliott
Jack W. Partridge, Chairman
Sally Pearson
Robert N. Wildrick

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

Audit Fees

Aggregate fees for professional services rendered by PWC in connection with its audit of the Company’s consolidated financial statements for the year ended December 28, 2008, and its reviews of the Company’s unaudited condensed consolidated interim financial statements was $3,097,500. For the year ended December 30, 2007, the amount was $2,937,630.

Audit-Related Fees

The Company did not engage PWC for audit-related services in either of its last two fiscal years.

Tax Fees

In addition to the fees described above, the Company engaged PwC to perform various tax compliance services and tax consulting for the Company for the year ended December 31, 2008. The annual fees related to these tax related professional services were $12,500 during fiscal year 2008. No tax compliance services and tax consulting fees were incurred during fiscal 2007.

All Other Fees

The Company did not engage PWC for services other than those described above in either of its last two fiscal years.

Pre-Approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by PWC. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by PWC. Under the policy, pre-approval is generally provided for 12 months unless the Audit Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case-by-case basis. For each proposed service, PWC must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by PWC. All of the Audit, Audit-Related and Tax Fees described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of April 15, 2009. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Common Stock

Shapiro Capital Management Company, Inc.(1)	5,949,250	15.30%
3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305
Westport Asset Management, Inc.(2)	3,196,013	8.22%
253 Riverside Avenue Westport, Connecticut 06880
Earnest Partners, LLC(3)	2,930,476	7.54%
75 Fourteenth Street, Suite 2300 Atlanta, GA 30309
Barclay’s Global Investors, NA(4)	2,651,274	6.82%
400 Howard Street San Francisco, CA 94105

(1)	As reported on Schedule 13G filed with the SEC on February 3, 2009.

(2)	As reported on Schedule 13G filed with the SEC on February 13, 2009

(3)	As reported on Schedule 13G filed with the SEC on February 13, 2009.

(4)	As reported on Schedule 13G filed with the SEC on February 6, 2009.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the number of shares of Checkpoint Common Stock owned by each director, the Company’s Chief Executive Officer, and the other named executive officers and the executive officers and directors as a group as of April 15, 2009. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated. The total number of shares outstanding as of April 15, 2009 was 38,871,617.

	Amount and Nature	Percent of
Name and Address of	of Beneficial	Common
Beneficial Owner	Ownership(1)(2)	Stock

William S. Antle, III(3)	117,667	0.30%
George Babich, Jr.(4)	36,250	0.09%
Harald Einsmann(5)	48,250	0.12%
R. Keith Elliott(6)	95,181	0.24%
Alan R. Hirsig(7)	105,804	0.27%
George W. Off(8)	800,359	2.06%
Jack W. Partridge(9)	85,250	0.22%
Sally Pearson(10)	79,716	0.21%
Robert N. Wildrick(11)	11,976	0.03%
Raymond D. Andrews(12)	60,158	0.15%
Bernard Gremillet(13)	155,974	0.40%
Per Levin(14)	276,614	0.71%
Robert P. van der Merwe(15)	202,171	0.52%
John R. Van Zile(16)	151,314	0.39%
All Directors and Officers as a Group (16 persons)	2,295,465	5.91%

*	Less than one percent

(1)	Unissued shares subject to options exercisable by a particular beneficial owner within 60 days of April 15, 2009 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned by such beneficial owner.

(2)	Phantom stock units are convertible into Common Stock pursuant to the deferral provisions of the Deferred Compensation Plan. The units do not have voting rights and are convertible into Common Shares upon termination of the individual.

(3)	Includes options to purchase 42,000 shares of Common Stock, 26,250 Restricted Stock Units and 26,095 Phantom Stock Units.

(4)	Includes of options to purchase 10,000 shares of Common Stock and 26,250 Restricted Stock Units.

(5)	Includes of options to purchase 22,000 shares of Common Stock and 26,250 Restricted Stock Units.

(6)	Includes options to purchase 42,000 shares of Common Stock, 26,250 Restricted Stock Units and 23,931 Phantom Stock Units.

(7)	Includes options to purchase 22,000 shares of Common Stock, 26,250 Restricted Stock Units and 48,254 Phantom Stock Units.

(8)	Includes options to purchase 659,216 shares of Common Stock and 29,945 Phantom Stock Units.

(9)	Includes options to purchase 52,000 shares of Common Stock, and 26,250 Restricted Stock Units.

(10)	Includes options to purchase 37,000 shares of Common Stock, 26,250 Restricted Stock Units and 16,466 Phantom Stock Units.

(11)	Includes options to purchase 10,000 shares of Common Stock and 1,976 Phantom Stock Units.

(12)	Includes options to purchase 24,440 shares of Common Stock, 21,942 Restricted Stock Units and 7,376 Phantom Stock Units.

(13)	Includes options to purchase 89,988 shares of Common Stock and 36,339 Restricted Stock Units and 6,313 Phantom Stock Units.

(14)	Includes options to purchase 203,124 shares of Common Stock, 11,342 Restricted Stock Units and 54,148 Phantom Stock Units.

(15)	Includes options to purchase 30,000 shares of Common Stock, 812 shares that are held by the custodian of the ESPP, 60,001 Restricted Stock Units and 25,358 Phantom Stock Units.

(16)	Includes options to purchase 88,540 shares of Common Stock, 13,342 Restricted Stock Units and 40,432 Phantom Stock Units.

(17)	See footnote 15 above. Total shown includes 812 shares held by the custodian of the ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and certain persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms, we believe that all required Section 16(a) reports during the fiscal year ended December 28, 2008, were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions between the Company and its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, officer or their immediate family members. Although we do not have a written policy governing such transactions, the Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to the Company, its subsidiaries or a related person are required to be disclosed in the Company’s Proxy Statement. In the course of reviewing a related party transaction, the Company considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and the Company or its subsidiaries, (d) whether the transaction would impair the judgment of a director or officer to act in the best interest of the Company, and (e) any other matters deemed appropriate.

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were any such material transactions in effect since December 28, 2008, or any such material transactions proposed to be entered into during 2009.

SUBMISSION OF PROPOSALS FOR THE 2010 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company’s By-Laws. If the date of the 2010 Annual Meeting of Shareholders is advanced or delayed more than 30 days from June 3, 2010, shareholder proposals intended to be included in the proxy statement for the 2010 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail its proxy materials for the 2010 Annual Meeting. Upon any determination that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company’s 2010 Annual Meeting, the proposal must be received at the Company’s offices no later than December 27, 2009.

In connection with the Company’s 2010 Annual Meeting, if the shareholders’ notice is not received by the Company on or before March 11, 2010, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the Annual Meeting without any reference to the matter in the proxy statement. However, if the date of the 2010 Annual Meeting of Shareholders has been changed by more than 30 days from the date of the 2009 Annual Meeting, the recommendation must be received a reasonable time before the Company begins to print and mail its proxy material for the 2010 Annual Meeting.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodian’s reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

HOUSEHOLDING

The SEC permits companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. The Company is not householding materials for our shareholders in connection with the Annual Meeting; however, the Company has been informed that certain intermediaries will household proxy materials.

If you wish to have only one annual report and proxy statement delivered to your address you can:

•	Contact us by calling (856) 848-1800 Ext. 3370 or by writing to Checkpoint Systems, Inc., 101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086, Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.
•	Request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another shareholder.

ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K and Proxy Statement as filed with the SEC, on written request. Written requests should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

The Company’s internet website is www.checkpointsystems.com. Investors can obtain copies of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after the Company has filed such materials with, or furnished them to, the SEC.

A copy of our 2008 Annual Report on Form 10-K and 2009 Proxy Statement may be obtained without charge upon written request to the Company Secretary at 101 Wolf Drive, Thorofare, New Jersey 08086 or by accessing our Internet website at www.checkpointsystems.com.

The Company has posted the Code of Ethics, the Governance Guidelines and each of the Committee Charters on its website at www.checkpointsystems.com, and will post on its website any amendments to, or waivers from, the Code of Ethics applicable to any of its directors or executive officers. The foregoing information will also be available in print upon request.

OTHER BUSINESS

The Board knows of no other business for consideration at the Annual Meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

John R. Van Zile
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX A

CHECKPOINT SYSTEMS, INC.
423 EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated August 1, 2005,
and as amended on          , 2009

CHECKPOINT SYSTEMS, INC.
423 EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated August 1, 2005, and as
amended on          , 2009

1.  Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.  Definitions.  As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 10(b).

Board of Directors or Board means the board of directors of Checkpoint Systems, Inc.

Business Day shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading.

Brokerage Account means the account in which the Deposited Shares are held.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the committee that administers the Plan and which is appointed pursuant to Section 10.

Company means Checkpoint Systems, Inc., a Pennsylvania corporation and any participating Subsidiaries.

Compensation means certain portions of a Participant’s pay while a Participant in the Plan as determined by the Committee, including salary or hourly base pay, overtime, bonuses and commissions; but excluding stock option awards or stock grants and other forms of compensation as determined by the Committee.

Deposited Shares means the Shares that have been purchased for or issued on behalf of a Participant pursuant to the exercise of Options under the Plan and which are held for the Participant in a Brokerage Account.

Employee means any individual who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Enrollment Date means the first Business Day of each Offering Period or such other date as shall be reasonably determined by the Committee.

Enrollment Period means a period of time prior to an Enrollment Date, as designated by the Committee.

Exercise Date means the last Business Day of each Offering Period.

Fair Market Value means the closing price for Shares as recorded by the NYSE as reported in the Wall Street Journal on the relevant valuation date or if no closing price has been recorded on such date on the preceding day on which a closing price was recorded; or, if the Shares are no longer listed on the NYSE, as reported on such other exchange on which the Shares are listed.

Offering Period means every six (6) month period beginning each February 1 and August 1 or such other period designated by the Committee.

Option means an option granted under this Plan that will entitle a Participant to purchase Shares.

Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

Plan means the Checkpoint Systems, Inc. Employee Stock Purchase Plan, as amended and restated on August 1, 2005, and as may be amended from time to time.

Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

Purchase Date means the first Business Day immediately following the last Business Day of each Offering Period, or such other date as shall be established by the Committee.

Purchase Price means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

Purchased Shares means the full Shares purchased or issued pursuant to the exercise of Options under the Plan.

Reserves mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

Shares means the common stock of the Company.

Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  Eligibility.

(a) Only Employees of the Company and its Subsidiaries which have adopted the Plan shall be eligible to be granted Options under the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods.  Shares will be purchased on behalf of Participants in the Plan every Purchase Date using payroll deductions that have accumulated during the preceding Offering Period.

5.  Participation

(a) An Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first day of employment; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Committee. An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Committee.

(b) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.

6.  Payroll Deductions.

(a) During each Enrollment Period, a Participant may elect to have payroll deductions made during an Offering Period from his or her Compensation, in an amount equal to not less than 1% up to a maximum of 25% (or such greater amount as the Committee may establish from time to time). The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12%, 22%). All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account.

(b) Subject to Section 11, during each Enrollment Period a Participant may change or terminate his or her election under subsection (a) above by properly completing and submitting a change in election form in accordance with the procedures prescribed by the Committee. The change in an amount shall be effective as of the next Enrollment Date following the date of filing of the change in election form, if the documents are properly completed and submitted in accordance with the procedures set forth by the Committee.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

7.  Grant of Option.  On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on the Purchase Date a number of Shares determined by dividing such Participant’s payroll deductions accumulated during the Offering Period prior to such Purchase Date and retained in the Participant’s Purchase Account as of the Purchase Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 3 and 14.

8.  Exercise of Option.  A Participant’s option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9.  Approval by Shareholders.  The Plan will be submitted for the approval of the Company’s shareholders.

10.  Administration.

(a)  Powers and Duties of Committee.  The Plan shall be administered, in accordance with the provisions hereof, by a duly authorized committee the members of which shall be appointed by the Board of Directors (the “Committee”). Subject to the provisions of the Plan and Section 423 of the Code, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder.

(b)  Administrator.  The Company, Board or the Committee may engage the services of a brokerage firm or financial institution (the “Administrator”) to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c)  Indemnification.  Each person who is or shall have been (a) a member of the Board, (b) a member of a committee appointed by the Board, or (c) an officer of the Company (or agent who is an employee of the Company) to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

11.  Withdrawal.  A Participant may withdraw from the Plan by properly contacting the Administrator in accordance with applicable procedures. Any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be distributed to the Participant as soon as administratively practicable. Pursuant to Section 13 below, any such distribution shall not include interest or earnings. No further payroll deductions for the purchase of Shares will be made during the Offering Period or subsequent Offering

Periods, unless the Participant properly completes and submits an election form for such subsequent periods. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

12.  Termination of Employment.  Upon termination of the Participant’s employment prior to the Exercise Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15, and his or her Option will be automatically terminated.

13.  Interest.  No interest shall accrue on the payroll deductions of a Participant in the Plan.

14.  Stock.

(a) The stock subject to Options shall be the common stock of the Company (the “Shares”), as traded on the NYSE or on such other exchange as the Shares shall be listed.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 650,000 Shares. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c) A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised.

15.  Designation of Beneficiary.  A Participant may designate a beneficiary who is to receive any Shares and payroll deductions, if any, from the Participant’s accounts under the Plan in the event of such Participant’s death. If the Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such a designation to be effective. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee.

16.  Assignability of Options.  Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11 hereof.

17.  Adjustment of Number of Shares Subject to Options.

(a) Adjustment.   Subject to any required action by the stockholders of the Company, the maximum number of Shares each Participant may purchase per Offering Period, as well as the price per Share and the number of Shares covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board (or its Committee), whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option. The Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423.

(b) Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c) Merger or Asset Sale.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participants Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

18.  Amendments or Termination of the Plan.

(a) The Board of Directors (or its designated Committee) may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Options. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approved in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board (or its designated Committee) determines in its sole discretion advisable which are consistent with the Plan.

19.  No Other Obligations.  The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

20.  Notices.  Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company, to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his or her address as shown on the payroll records of the Company.

21.  Condition Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.  Term of the Plan.  Unless sooner terminated under Section 18, the Plan shall expire on, and no Option may be granted pursuant to the Plan after, the tenth anniversary of August 1, 2005.

23.  Governing Law.  The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

APPENDIX B

CHECKPOINT SYSTEMS, INC.

AMENDED AND RESTATED 2004 OMNIBUS INCENTIVE COMPENSATION PLAN EFFECTIVE
DATE:           , 2009

1.0  DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1 “Award” shall mean an incentive compensation award granted by the Committee under the Plan in accordance with Section 9 below.

1.2 “Award Agreement” shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

1.3 “Board” shall mean the Board of Directors of the Company.

1.4 “Cash Award” shall mean the grant by the Committee to a Participant of an Award of cash in accordance with Section 9 below.

1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6 “Committee” shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than 2 members, each of whom shall qualify as each of (a), (b) and (c) below:

(a) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act;

(b) an “outside director” within the meaning of Code Section 162(m) and the Treasury Regulations thereunder; and

(c) an “independent director” as such term is defined or used by the rules of the exchange or system on which the Company’s Common Stock is listed.

1.7 “Common Stock” shall mean the common stock of the Company.

1.8 “Company” shall mean Checkpoint Systems, Inc., a Pennsylvania corporation.

1.9 “DER” shall mean a dividend equivalent right where the Participant may receive an amount, payable in cash or Common Stock or a combination of both, equal to the dividend actually paid with respect to 1 share of Common Stock.

1.10 “Effective Date” shall mean the date on which the Plan is approved by the Board.

1.11 “Employee” shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

1.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.13 “Fair Market Value of a Share of the Common Stock” shall mean:

(a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of determination (or on the last preceding trading date if Common Stock was not traded on such date), or

(b) if the Common Stock is not readily tradeable on a national securities exchange or other market system:

(i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of determination; or

(ii) any other value as otherwise determined in good faith by the Board.

1.14 “Independent Contractor” shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders services to the Company.

1.15 “ISO” shall mean an “incentive stock option” as such term is used in Code Section 422.

1.16 “Nonemployee Director” shall mean a member of the Board who is not an Employee.

1.17 “Nonqualified Stock Option” shall mean a Stock Option that does not qualify as an ISO.

1.18 “Participant” shall mean any Employee, Nonemployee Director or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.19 “Plan” shall mean the Checkpoint Systems, Inc. Amended and Restated 2004 Omnibus Incentive Compensation Plan.

1.20 “SAR” shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 9 below, payable in cash or in Common Stock or a combination of both, where the measure of compensation is based on the difference (if any) between the Fair Market Value of the Common Stock on the date of exercise and the exercise price of such SAR.

1.21 “Stock Award” shall mean the grant by the Committee to a Participant of an Award of Common Stock in accordance with Section 9 below.

1.22 “Stock-Denominated Award” shall mean an Award for which the value of the compensation of such Award is determined by the number of shares of Common Stock granted or to be vested pursuant to such Award.

1.23 “Stock Option” shall mean the grant by the Committee to a Participant of an option to purchase Common Stock in accordance with Section 9 below.

1.24 “Stock Unit” shall mean the grant by the Committee to a Participant of a right to receive a share of Common Stock in accordance with Section 9 below.

1.25 “Subsidiary” shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.26 “Treasury Regulation” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.27 “Vest” shall mean:

(a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR, and when the Participant has an unrestricted right, title and interest to receive the compensation (if any) attributable to such Stock Option or SAR (or a portion of such Stock Option or SAR) or to otherwise enjoy the benefits underlying such Stock Option or SAR; or

(b) with respect to Awards other than Stock Options and SARs, when the Participant has:

(i) an unrestricted right, title and interest to receive the compensation (whether payable in Common Stock, cash or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

(ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by Sections 9 and 11 below.

1.28 “Vesting Date” shall mean the date or dates on which an Award Vests.

1.29 “Voting Stock” shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0  PURPOSE OF PLAN

2.1  Purpose.  The purpose of the Plan is to motivate certain Employees, Nonemployee Directors and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors and

Independent Contractors either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors, and to assist in aligning the interests of such Employees and Nonemployee Directors with the interests of its shareholder.

3.0  TERM OF PLAN

3.1  Term.  The Plan shall be effective as of the Effective Date and shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board under Section 10 below).

4.0  SHAREHOLDER APPROVAL

4.1  Shareholder Approval.  The Plan shall be submitted for the approval of the Company’s shareholders.

4.2  Plan Amendment.  Any amendment to the Plan that is determined to be a “material amendment” or a “material revision” or a “material modification” (or word(s) of similar effect) under the rules of the exchange or system on which the Company’s Common Stock is listed shall be approved by shareholders before such amendment shall be effective.

4.3  Repricings.  Any amendment, revision or other change to an outstanding Award that is determined to be a “repricing” (or word(s) of similar effect) under the rules of the exchange or system on which the Company’s Common Stock is listed shall be approved by shareholders before such amendment, revision or other change shall be effective.

4.4  Shareholder Reapproval.  If required by Treasury Regulation Section 1.162-27(e)(vi) or any successor regulation or rule, the material terms of performance goals as described in Section 9.3 below shall be disclosed to and reapproved by the Company’s shareholders no later than the first shareholder meeting that occurs in the 5th year following the year in which the Company’s shareholders previously approved such performance goals.

5.0  ADMINISTRATION

5.1  Responsibility.  The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

5.2  Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee or designee thereof and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

5.3  Authority of the Committee.  The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

(a) to determine eligibility for participation in the Plan;

(b) to determine eligibility for and the type and size of an Award granted under the Plan;

(c) to grant Awards to, and to enter into Award Agreements with, Participants;

(d) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(g) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

(i) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

(j) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

5.4  Action by the Committee.  The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

5.5  Delegation of Authority.  The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefited from the Plan, as determined by the Committee.

5.6  Determinations and Interpretations by the Committee.  All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

5.7  Liability.  No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

5.8  Indemnification.  Each person who is or shall have been (a) a member of the Board, (b) a member of a committee appointed by the Board, or (c) an officer of the Company (or agent who is an employee of the Company) to whom authority was delegated in accordance with Section 5.5, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

5.9  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

6.0  ELIGIBILITY AND PARTICIPATION

6.1  Eligibility.  All Employees, all Nonemployee Directors and all Independent Contractors shall be eligible to participate in the Plan and to receive Awards.

6.2  Participation.  Participants shall consist of such Employees, Nonemployee Directors and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.0  SHARES SUBJECT TO PLAN

7.1  Available Shares.  The aggregate number of shares of Common Stock which shall be available for issuance or payments of Awards under the Plan during its term shall be the total number of shares, as of the Effective Date, remaining under the Checkpoint Systems, Inc. Stock Option Plan (1992) (as amended) and the Checkpoint Systems, Inc. Directors’ Compensation Plan (collectively, the “Prior Plans”), which is approximately 1.12 million shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 7.2 below. Any shares of Common Stock underlying Awards or shares of Common Stock underlying awards under the Prior Plans that terminate by expiration, forfeiture, cancellation, payment of exercise price, payment of withholding tax obligation or otherwise without the issuance of such shares shall again be available for issuance or payments of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 7.1.

7.2  Adjustment to Shares.  If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to performance-based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as “performance-based compensation” under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 7.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422.

8.0  LIMITATIONS

8.1  Maximum Shares.  No Participant may be granted in any one calendar year total Stock-Denominated Awards which correspond to more than 250,000 shares of Common Stock (whether such Awards are payable in Common Stock, cash or a combination of both). For purposes of the preceding sentence, (i) Awards or portions of Awards that are cancelled or repriced shall continue to be counted in determining such maximum and (ii) if any Award is granted with a tandem DER, such DER shall not be counted toward such maximum.

8.2  Maximum Dollar Amount.  No Participant may be granted in any one calendar year total Awards for which the value of such Awards is measured in dollars (whether such Awards are payable in Common Stock, cash or a combination of both) which exceed $1,000,000.

9.0  AWARDS

9.1  Type of Awards.  The Committee may, in its sole discretion, grant the following Awards to Participants:

•	Stock Options

•	SARs

•	Stock Awards

•	Stock Units

•	DERs

•	Cash Award (i.e. annual or other bonuses)

•	any other type of Award that is not inconsistent with the Plan.

9.2  Award Terms and Conditions.  The Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

•	exercise price or purchase price

•	method of exercise

•	Vesting

•	expiration term of Award

•	effects of termination of Participant’s employment or service

•	change-in-control vesting and other effects of a change in control

•	restrictive covenants

•	transferability

•	tax deferral arrangements

•	tandem or combination Awards

•	any other term or condition that is not inconsistent with the Plan.

9.3  Performance Measures.  The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or Vesting of an Award:

•	net sales;

•	budget;

•	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital);

•	earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes);

•	net income;

•	pretax income before allocation of corporate overhead and bonus;

•	division, group or corporate financial goals;

•	total shareholder return;

•	return on shareholders’ equity;

•	return on assets;

•	attainment of strategic and operational initiatives;

•	appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

•	market share;

•	profits (including, but not limited to, gross profits, profit growth, net operating profit or economic profit);

•	profit-related return ratios;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	economic value-added models;

•	comparisons with various stock market indices;

•	dividends;

•	customer satisfaction;

•	increase in number of customers; and/or

•	reductions in costs.

Performance measures may be stated in absolute terms or relative to comparison companies or indices.

10.0  AMENDMENT AND TERMINATION

10.1  Termination of Plan.  The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 10.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant’s consent.

10.2  Amendment of Plan.  The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 10.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant’s consent.

10.3  Amendment or Cancellation of Award Agreements.  The Committee may amend or modify any Award Agreement at any time; provided, however, that if such amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, and subject to shareholder approval in accordance with Section 4.3 above, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

11.0  MISCELLANEOUS

11.1  Other Provisions.  Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.

11.2  Listing of Shares and Related Matters.  If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.3  No Right, Title, or Interest in Company Assets.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

11.4  No Right to Continued Employment or Service or to Grants.  The Participant’s rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

11.5  Awards Subject to Foreign Laws.  The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11.5 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

11.6  Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law.

11.7  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

CHECKPOINT SYSTEMS, INC.
ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, JUNE 3, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the “Company”), revoking all previous proxies, hereby appoints John R. Van Zile and Raymond D. Andrews, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, June 3, 2009, at 9:00 a.m., at The Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.
(Continued and to be Signed on Reverse Side)

1. Election of Class III Directors and Class I Director
NOMINEES: Class III Directors

George Babich, Jr.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Alan R. Hirsig	FOR ☐	AGAINST ☐	ABSTAIN ☐

Sally Pearson	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEE: Class I Director

Robert Wildrick	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to the Checkpoint Systems, Inc. 423 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by 400,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve Company’s Amended and Restated 2004 Omnibus Incentive Compensation Plan to extend the current term of the plan by an additional five (5) years and to re-approve the performance goals set forth under the plan with respect to performance-based awards;	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the appointment of PricewaterhouseCoopers (“PWC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2009; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To transact such other business as may properly come before the Annual Meeting.
UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR THE CLASS III AND CLASS I DIRECTORS.
THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)	DATE

SIGNATURE(S)	DATE

NOTE: Please sign this Proxy exactly as name(s) appear in the address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.